UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2008

JUHL WIND, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141010	20-4947667
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

996 190th Avenue Woodstock, Minnesota	56186
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (507) 777-4310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

JUHL WIND, INC.

June __, 2008

TABLE OF CONTENTS

		Page

Items 1.01, 5.01, 5.02 and 5.03

	Entry into a Material Definitive Agreement / Changes in Control of Registrant / Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers / Amendments to Articles of Incorporation or By-Laws; Change In Fiscal Year	1

Item 2.01.	Completion of Acquisition or Disposition of Assets	4

Item 3.02.	Unregistered Sales of Equity Securities	59

Item 4.01.	Changes in Registrant’s Certifying Accountant	59

Item 9.01.	Financial Statements and Exhibits	60

Items 1.01, 5.01, 5.02 and 5.03 . Entry into a Material Definitive Agreement / Changes in Control of Registrant / Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers / Amendments to Articles of Incorporation or By-Laws; Change In Fiscal Year.

Summary

On June 24, 2008, we acquired all of the outstanding shares of common stock of two related companies, Juhl Energy Development, Inc., a Minnesota corporation (“Juhl Energy”), and DanMar and Associates, Inc., a Minnesota corporation (“DanMar”), in exchange for 15,250,000 shares of our common stock, par value $.0001 per share. As a result, Juhl Energy and DanMar are now our wholly-owned subsidiaries. The transaction is referred to in this current report as the exchange transaction.

As a result of the exchange transaction, we are now engaged in the development of community wind power in various small communities in the Midwestern United States and Canada, with the ultimate goal of building medium scale wind farms jointly owned with local communities and farm owners. The wind farms are connected to the general utility electric grid to produce clean, environmentally-sound wind power for use by the electric power industry. Since 2003, Juhl Energy and DanMar have developed 11 wind farms, accounting for more than 117 megawatts of wind power, that currently operate in the midwest region of the United States. At the time of the exchange transaction, Juhl Energy and DanMar were engaged in various aspects of the development of 16 wind farms totaling an additional 400 megawatts of community wind power systems.

Before the exchange transaction, our corporate name was MH & SC, Incorporated and our trading symbol was MHSC.OB. Concurrently with the exchange transaction, we changed our corporate name to Juhl Wind, Inc. and have requested a change of our trading symbol. As a result of the exchange transaction, Juhl Energy and DanMar became our wholly-owned subsidiaries, with the former stockholders of Juhl Energy and DanMar acquiring 15,250,000 shares of our common stock. Both Juhl Energy and DanMar were controlled by Daniel J. Juhl, their founder and our new Chairman and Chief Executive Officer. The exchange transaction was consummated pursuant to a Securities Exchange Agreement, dated June 24, 2008, between us, and Juhl Energy and DanMar and, for certain limited purposes, the former stockholders of Juhl Energy and DanMar.

Concurrently with the closing of the exchange transaction, we completed a private placement to two institutional investors and two other accredited investors of units consisting of shares of our newly-created series A convertible preferred stock, par value $.0001 per share, and detachable five-year class A, class B and class C warrants to purchase shares of our common stock at an exercise price of $1.25 (class A), $1.50 (class B) and $1.75 (class C) per share. In total, we sold 5,160,000 shares of our series A convertible preferred stock (convertible at any time into a like number of shares of common stock) and class A, class B and class C warrants to each purchase 2,580,000 shares of common stock, or an aggregate of 7,740,000 shares of common stock. We received gross proceeds of $5,160,000 in consideration for the sale of the units, $4,560,000 from Vision Opportunity Master Fund, Ltd., $500,000 from Daybreak Special Situation Fund, L.P. and $100,000 from Bruce Myers and Imtiaz Khan.

Concurrently with the closing of the exchange transaction and the private placement, we cancelled 3,765,000 shares of our common stock held by Vision Opportunity Master Fund. Following the closing of the exchange transaction, pursuant to a purchase and sale agreement, we sold all of the outstanding membership interests of our wholly-owned subsidiary, My Health & Safety Supply Company, LLC, an Indiana limited liability company, to Mr. Heitz in full satisfaction of related party advances made by him to us in the principal amount of $121,000, plus accrued but unpaid interest. We determined that this business was incidental to our new wind energy business.

The Exchange Transaction

General

At the closing of the exchange transaction, the two former beneficial stockholders of Juhl Energy and DanMar received shares of our common stock for all of the outstanding shares of common stock of Juhl Energy and Danmar held by them.  As a result, at the closing of the exchange transaction, we issued an aggregate of 15,250,000 shares of our common stock to the former stockholders of Juhl Energy and DanMar, representing approximately 60.6% of our outstanding shares of common stock, inclusive of 5,160,000 shares of common stock issuable upon the conversion of our series A convertible preferred stock sold in our concurrent private placement. The consideration issued in the exchange transaction was determined as a result of arm’s-length negotiations between us and Juhl Energy and DanMar and their respective stockholders.

We also issued 2,250,000 shares of our common stock to Greenview Capital, LLC and unrelated designees at the closing of the exchange transaction in consideration for merger advisory services in connection with the transaction.

The disclosure set forth under Item 2.01 of this current report is incorporated herein in its entirety by reference.

Changes Resulting from the Exchange Transaction

We intend to carry on Juhl Energy’s and DanMar’s wind energy business as our sole line of business. We have relocated our executive offices to those of Juhl Energy at 996 190th Avenue, Woodstock, Minnesota 56186. Our new telephone number is (507) 777-4310, fax number is (507) 562-8091, and corporate website is www.juhlwind.com. The contents of our website are not part of this current report.

Our pre-exchange transaction stockholders will not be required to exchange their existing MH&SC stock certificates for new certificates of Juhl Wind, since the OTC Bulletin Board will consider our existing stock certificates as constituting “good delivery” in securities transactions subsequent to the exchange transaction. The American Stock Exchange and Nasdaq Capital Market, where we intend to apply to list our common stock for trading, will also consider the submission of existing stock certificates as “good delivery.” We cannot be certain that we will receive approval to list our common stock on the American Stock Exchange or Nasdaq Capital Market.

Change of Board Composition and Executive Officers

Prior to the closing of the exchange transaction and private placement, our board of directors was composed only of Cory Heitz. On June 24, 2008, immediately following such transactions, Mr. Heitz resigned as our director, and Daniel J. Juhl and John P. Mitola became directors of our company. We expect Edward C. Hurley to become our third director shortly following the exchange transaction. All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors.

Prior to the closing of the exchange transaction and private placement, Cory Heitz was our Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer. Mr. Heitz resigned from all of the offices that he held effective on June 24, 2008.

On June 24, 2008, our board of directors named the following persons as our new executive officers: Daniel J. Juhl - Chairman of the Board and Chief Executive Officer, John P. Mitola - President, and Jeffrey C. Paulson - General Counsel, Vice President and Secretary. Officers are elected annually by our board of directors and serve at the discretion of our board. We are currently in the process of identifying a new Chief Financial Officer. Mr. Mitola will serve in that capacity until a new Chief Financial Officer is hired.

The disclosure set forth under “Directors and Executive Officers” in Item 2.01 of this current report is incorporated herein in its entirety by reference.

Change of Stockholder Control

Except as described above under “Change of Board Composition and Executive Officers,” no arrangements or understandings exist among our present or former controlling stockholders with respect to the election of persons to our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of our company. Further, as a result of our issuance of 15,250,000 shares of common stock to the former stockholders of Juhl Energy and DanMar, a change of stockholder control has occurred. Prior to the closing of the exchange transaction, Vision Opportunity Master Fund owned 79.8% of our outstanding shares of common stock. After these transactions, the two former beneficial stockholders of Juhl Energy and DanMar own approximately 60.6% of our outstanding shares of common stock, inclusive of shares of common stock issuable upon conversion of our series A convertible preferred stock. We are continuing as a “smaller reporting company,” as defined under the Securities Exchange Act of 1934, following the exchange transaction.

The disclosure set forth under “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this current report is incorporated herein in its entirety by reference.

Accounting Treatment

In accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations,” and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements, Juhl Energy and DanMar are considered the accounting acquiror in the exchange transaction. Because Juhl Energy’s and DanMar’s owners as a group retained or received the larger portion of the voting rights in the combined entity and Juhl Energy’s and DanMar’s senior management represents a majority of the senior management of the combined entity, Juhl Energy and DanMar were considered the acquiror for accounting purposes and will account for the exchange transaction as a reverse acquisition. The acquisition will be accounted for as the recapitalization of Juhl Energy and DanMar since, at the time of the acquisition, we were a company with minimal assets and liabilities. Consequently, the assets and liabilities and the historical operations that will be reflected in the consolidated financial statements will be those of Juhl Energy and DanMar and will be recorded at the historical cost basis of Juhl Energy and DanMar.

Amendments to Certificate of Incorporation

In connection with the exchange transaction, our board of directors and stockholders approved and filed a certificate of amendment to our certificate of incorporation with the Delaware Secretary of State on June 20, 2008, thereby changing our corporate name to Juhl Wind, Inc. The certificate of amendment additionally (a) amended our capital stock provisions to provide for the authority to issue 100,000,000 shares of common stock, par value $.0001 per share, and 20,000,000 shares of preferred stock, par value $.0001 per share, and (b) added an indemnification provision for the benefit of our directors, in compliance with Section 174 of the General Corporation Law of the State of Delaware. On June 24, 2008, we also filed a Certificate of Designation of Rights, Preferences and Limitations to establish a class of 6,000,000 shares of series A 8% convertible preferred stock. See “Description of Securities - Series A Convertible Preferred Stock” in Item 2.01 below.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Information concerning the principal terms of the exchange transaction and our business is set forth below.

The Exchange Transaction

On June 24, 2008, we entered into a Securities Exchange Agreement with Juhl Energy and DanMar and, for certain limited purposes, their respective stockholders. On June 24, 2008, the exchange transaction provided for in the Securities Exchange Agreement was completed and Juhl Energy and DanMar became our wholly-owned subsidiaries.

Pursuant to the Securities Exchange Agreement, at closing, the two former beneficial stockholders of Juhl Energy and DanMar received an aggregate of 15,250,000 shares of our common stock, representing approximately 60.6% of our outstanding shares of common stock, inclusive of shares of common stock issuable upon the conversion of our series A convertible preferred stock sold in our concurrent private placement. In exchange for the shares we issued to the former Juhl Energy and DanMar stockholders, we acquired 100% of the outstanding common stock of Juhl Energy and DanMar. The consideration issued in the exchange transaction was determined as a result of arm’s-length negotiations between the parties.

Following the exchange transaction, we succeeded to the wind energy business of Juhl Energy and DanMar as our sole line of business. See “Description of Business” below. Prior to the exchange transaction, there were no material relationships between us and Juhl Energy or DanMar, between Juhl Energy or DanMar and our affiliates, directors or officers, or between any associates of Juhl Energy or DanMar and our officers or directors. All of our pre-exchange transaction liabilities were settled on or immediately following the closing.

Description of Our Company and Predecessor

We were formed as a Delaware corporation in January 2006 as Help-U-Drive Incorporated for the purpose of developing a business to assist impaired drivers. Upon further investigation, we decided that this was not a business opportunity we wanted to pursue due to potential liability and other reasons. In October 2006, we acquired My Health and Safety Supply Company, LLC, an Indiana limited liability company, pursuant to a plan of exchange with the holders of 100% of the outstanding membership interests of My Health & Safety Supply Company. We changed our name MH & SC, Incorporated in September 2006. My Health & Safety Supply Company, LLC became our wholly-owned subsidiary and began developing its business to market a variety of health and safety products on the Internet. This business was sold following the exchange transaction as being incidental to our new wind energy business. In March 2007, we filed a registration statement with the U.S. Securities and Exchange Commission (SEC), which became effective in December 2007, and we became a publicly-reporting and trading company.

Following the closing of the share exchange transaction with Juhl Energy and DanMar, we determined to succeed to the wind energy business of Juhl Energy and DanMar as our sole line of business. Accordingly, we believe the past trading history of our common stock should not be viewed as relevant due to the change in our business. Pursuant to the exchange transaction, effective June 24, 2008, we changed our corporate name to Juhl Wind, Inc.

Description of Business

Unless the context otherwise requires, “we,” “our,” “us” and similar expressions refer to Juhl Energy and DanMar together prior to the closing of the exchange transaction on June 24, 2008, and Juhl Wind, Inc., as successor to the business of Juhl Energy and DanMar, following the closing of the share exchange transaction.

Overview of Our Business

We are engaged in the development of a type of wind power in various small communities in the midwestern United States and Canada that has been labeled “community wind power.” Our ultimate goal is to build medium to large-scale wind farms jointly owned by local communities, farm owners and our company. The wind farms are connected to the general utility electric grid to produce clean, environmentally-sound wind power for use by the electric power industry.

Since 2003, we have developed 11 wind farms, accounting for more than 117 megawatts of wind power, that currently operate in the midwest region of the United States. We are presently engaged in various aspects of the development of 16 wind farms totaling an additional 400 megawatts of community wind power systems.

Our projects are based on the formation of partnerships with the farmers upon whose land the wind turbines are installed.  Over the years, this type of wind power has been labeled “community wind power” because the systems are actually owned by the farmers themselves and the local communities they serve.  The concept of “community wind” was created by Daniel J. Juhl, our Chairman and Chief Executive Officer. Community wind is a specialized sector in the wind energy industry that differs from the large, utility-owned wind power systems that are also being built in the United States.  Our goal, and Mr. Juhl’s focus over the past years, is to share ownership with farmers and to build a network of farmer-owned community wind power systems.

Mr. Juhl is an acknowledged expert in the wind power field and is considered a pioneer in the wind industry having been active in the field since the mid-1980s.  He was a leader in the passage of specific legislation supporting wind power development in the states of Minnesota and Nebraska. John P. Mitola, our President, has significant experience in the energy industry and electric industry regulation, oversight and governmental policy. Previously, he served as chief executive officer and a director of Electric City Corp., a publicly-held company that specializes in energy efficiency systems, and as the general manager of Exelon Thermal Technologies, a subsidiary of Exelon Corp. that designs and builds alternative energy systems.

Our management has been involved in the wind power industry for more than 25 years. We have experience in the design, manufacture, maintenance and sale of wind turbines, as well as the full-scale development of wind farms. We hold contract rights, are involved with projects in development and under negotiation, and provide development activities in the wind power industry. Our contract rights relate to administrative services agreements which call for management and administrative services to be provided for several existing Minnesota wind farms. Our assets include four wind power development agreements, nine projects in development and under negotiation, agreements to conduct wind power feasibility studies and various development activities in the wind power industry.

Industry and Market Overview

Demand for electricity has dramatically increased as our society has become more technologically driven, and this trend is expected to continue. Significant new capacity for the generation of electricity will be required to meet anticipated demand. According to widely published industry data, nearly half of all electricity produced in the United States is generated by coal, which is the largest source of carbon dioxide in the atmosphere. Other major sources of electricity are nuclear (19%), natural gas (20%), hydropower (7%) and oil (2%) (statistics may be found at Energy Information Administration, U. S. Department of Energy, http://www.eia.doe.gov/kids/energyfacts/sources/electricity.html#Generation). Wind power accounts for nearly 1% of electricity production in the United States, according to the American Wind Energy Association. The amount of electricity generated from coal in the United States increased 63% between 1980 and 2001 (see web page located at eia.doe.gov/emeu/aer/pdf/pages/sec8 17.pdf), and is currently projected to be 51% higher in 2025 than in 2002, (see web page located at eia.doe.gov/oiaf/archive/aeo04/coal.html#ctc).

Most of the world’s main energy sources are still based on the consumption of non-renewable resources such as petroleum, coal, natural gas and uranium. However, while still a small segment of the energy supply, renewable sources such as wind power are growing rapidly in market share. Wind power delivers multiple environmental benefits. Wind power operates without emitting any greenhouse gases and has one of the lowest greenhouse gas lifecycle emissions of any power technology. Wind power results in no harmful emissions, no extraction of fuel, no radioactive or hazardous wastes and no use of water to steam or cooling. Wind projects are developed over large areas, but their carbon footprint is light. Farmers, ranchers and most other land owners can continue their usual activities after wind turbines are installed on their property.

Wind power generation increased seven fold between 1990 and 2010, a rate of 10.4% per year (see web page located at eia.doe.gov/cneaf/electricity/pub_summaries/renew_es.html). Net growth in the wind power industry is expected to exceed 21% per year. Although wind power produces under 1% of electricity worldwide, it accounts for approximately 6% of the renewable energy production worldwide, and 19% of electricity production in Denmark (information at web page eia.doe.gov/kids/energyfacts/sources/renewable/wind.html), 10% in Spain and 7% in Germany. Statistics may be found at Global Wind Energy Council(see web page located gwec.net/index.php?id=11).

Wind power has become a mainstream option for electricity generation, and we believe that it is a critical element to solving climate change and delivering cost-effective domestic power in the United States. The U.S. wind power industry exceeded all previous records in 2007, with 45% growth and over 5,200 megawatts installed (see information at web page gwec.net/index.php?id=24). That new capacity will generate 16 billion kilowatt hours of clean, cost-effective electricity in 2008 (which is equal to powering 1.5 million homes in the United States). Wind power is now one of the largest sources of new electricity generation of any kind. According to a report of the American Wind Energy Association, the national trade association for the wind energy industry, wind projects accounted for about 30% of all new power generating capacity added in the United States in 2007 (see web page located at gwec.net/index.php?id=24).

In 2007, the United States led the world in wind power installations for the third year in a row. The American Wind Energy Association reported that global wind capacity increased by more than 20,000 megawatts with 5,244 megawatts installed in the United States. Spain and China were the second and third largest markets last year with 3,515 megawatts and 3,449 megawatts of wind power capacity added, respectively (see web page located at gwec.net/index.php?id=11).

Wind power can deliver zero-emissions electricity in large amounts. According to the American Solar Energy Society, energy efficiency and renewable energies can provide most, if not all, of the U.S. carbon emission reductions needed to keep atmospheric carbon dioxide levels at no more than 450 to 500 parts per million, the level targeted in the more protective climate change bills before the U.S. Congress. According to the American Wind Energy Association, wind power would offer a large reduction “wedge” by providing about 20% of the U.S. electricity supply.

Furthermore, wind power delivers zero-emissions electricity at an affordable cost. No other power plants being built in the United States today generate zero-emissions electricity at a cost per kilowatt-hour nearly as affordable as wind power. Consequently, using wind power lowers the cost of complying with emissions reduction goals. The affordable cost of wind power is stable over time. Wind projects do not use any fuel for their operations, so the price of wind power does not vary when fuel prices increase. When utilities acquire wind power, they lock in electricity at a stable price for 20 years or more.

Wind, however, is intermittent and electricity generated from wind power can be highly variable. Good site selection and advantageous positioning of turbines on a selected site are critical to the economic production of electricity by wind energy. The primary cost of producing wind-powered electricity is the construction cost. Wind energy has no fuel costs and relative low maintenance costs (see web page located at awea.org/utility/pdf/Wind_and_Reliability_Factsheet.pdf).

We intend to continue to identify sites to produce wind energy in the upper Midwestern United States and Canada.

Growth in Demand for Wind Power and Our Position and Service Offerings

Demand for wind power in the United States is growing rapidly and we believe the call for growth in community wind power is increasing as well. We are one of the few companies that has actually completed and put into operation a portfolio of community wind projects, and we are experiencing strong growth in demand to provide turnkey development of community wind systems across the Midwestern United States. Our strategy is to leverage our portfolio of existing projects and to take on new developments located in the Midwestern United States and Canada, where proper conditions exist for successful developments: acceptable wind resources, suitable transmission access and an appropriate regulatory framework providing acceptable power purchase agreements and long-term utility agreements.

The U.S. Department of Energy recently issued a report entitled “20 Percent Wind Energy by 2030” (available at web page 1.eere.energy.gov/windandhydro/pdfs/41869.pdf), establishing the viability of the potential for wind energy in the United States to grow to approximately 304 gigawatts from today’s level of 16 gigawatts. This projected level of growth is estimated to cost $15 billion per year for the next 22 years of growth. Community wind systems will make up a segment of this growth, leading to what we estimate will be significant growth in community wind systems.

Growth in wind power is being driven by several environmental, socio-economic and energy policy factors that include:

•	ongoing increases in electricity demand due to population growth and growth in energy consuming devices such as computers, televisions and air conditioning systems,

•	the increasing cost of the predominant fuels required to drive the existing fleet of conventional electric generation such as coal, natural gas, nuclear and oil,

•	the increasing cost and difficulty faced in the construction of conventional electric generation plants,

•
existing and growing legislative and regulatory mandates for “cleaner” forms of electric generation, including state renewable portfolio standards and the U.S. federal tax incentives for wind and solar generation,

•	ongoing improvements to wind power systems making them more cost effective and improving availability to meet demand and

•	worldwide concern over greenhouse gas emissions and calls to reduce global warming due to the carbon dioxide produced by conventional electric generation.

In light of these factors and the resulting increase in demand for wind power, we believe that we are uniquely positioned to experience significant year-over-year growth and development of specific community wind farms throughout the United States. We can provide full-scale development of wind farms across the range of required steps including:

•	initial feasibility studies and project design,

•	formation of required land right’s agreements to accommodate turbine placement on each project’s specific farm land,

•	transmission interconnection studies, design and agreements with independent system operators (ISOs) and utilities,

•	negotiation and execution of power purchase agreements,

•	arrangement of equity and debt project financing,

•	construction oversight and services,

•	project commissioning and

•	wind farm operations and maintenance.

In addition, we can provide general consulting services to help farmers and communities evaluate possible community wind farm projects and initiate their development. Often, we will take on the entire development process including all of the services outlined above. As project developer, we arrange every aspect of the development process and would receive payment for the services as each step or a combination of steps is accomplished. After establishing that a project has appropriate wind resource and transmission interconnection, we would move on to complete land right’s agreements, community limited liability company structures and the power purchase agreement with the local utility.

Through the community wind approach, we involve land owners and the local community by establishing a limited liability company that extends ownership to the participants along with the initial equity investor. Land owners are critical to any wind farm because wind turbines must be placed in open areas requiring a large amount of land necessary to “harvest the wind.” Turbines are typically placed on a small plot of land, less than one acre is removed from normal use (such as farming or grazing), for each 50 acres of wind resource captured. Turbines must be spaced a certain minimum distance apart to avoid “shadowing” each other and reducing power output. By integrating the land owners into the land rights and ownership structures, we can allow a wind-enabled farm to more than double the annual net income from cultivation or grazing. We also find financing, secure a contract with a utility to buy the electricity produced, purchase the equipment and contract for the construction of the system, and arrange for operation of the wind farm.

Company Structure

As a result of the exchange transaction, Juhl Energy and DanMar are our wholly-owned subsidiaries. Juhl Energy and DanMar have primarily been involved in providing development, management and consulting services to various wind farm projects throughout the midwest. DanMar was incorporated in January 2003 and is located in Woodstock, Minnesota. In September 2007, DanMar assigned certain development and management business to a newly-formed corporation, Juhl Energy.

Juhl Energy also has a subsidiary, Community Wind Development Group LLC, which was a predecessor to Juhl Energy in the nature of the work provided, but which had more than one owner. Upon formation of Juhl Energy, it was determined to be in the best interests of Juhl Energy to consolidate ownership in Community Wind Development, so the other owners’ equity interests were acquired by Juhl Energy on January 1, 2008. The operations of Community Wind Development have been consolidated with Juhl Energy since the acquisition date.

Historically, DanMar and Juhl Energy have both engaged in similar development, management and consulting projects. It is our intention that prospectively, the companies will perform separate functions. DanMar will engage in purely consultative projects, offering solely advice on projects being developed by the owners of the projects or other third parties. Juhl Energy will engage in development and construction projects where Juhl Energy will, in many cases, oversee the entire development of wind farms.

Our Community Wind Farm Portfolio

We believe that we have completed and placed into service more community wind power systems than any other U.S. enterprise. To date, we have developed 11 community wind farms located primarily in the “Buffalo Ridge” area of southwestern Minnesota. These systems have been developed since the mid-1980s and total more than 117 megawatts. They are fully operational today. In addition, we provide operating and maintenance services to five of the 11 existing wind farms.

In addition to the first 11 wind farms developed by us, we have another 16 community wind projects in various phases of development totaling more than 400 megawatts. These projects are primarily located in the states of Minnesota, Nebraska and South Dakota. A sampling of the projects, which are in the phase of development referenced below, include the following:

Project Name	Megawatts	Phase
Existing Wind Farms	84	Operational
Grant County, MN	20	Construction
Valley View, MN	10	Construction
Traverse County, MN	20	Construction 2009
Crofton Hills, NE	42	Construction 2009
Brownsdale (2 projects), MN	50	Financing and PPA
Kittson/Marshall, MN	80	Interconnection Study
Kennedy/Kittson, MN	20	Interconnection Study
Meeker, MN	20	Interconnection Study
Thief River Falls, MN	20	Feasibility
7 Additional Midwest Projects (Projects not yet announced)	118	Initial Study/Feasibility

Based on our pipeline of projects, we believe that we will experience consistent growth in the number of projects completed and the number of projects for which we are providing operational oversight. We expect that the continued growth in our project pipeline will act as a key competitive advantage as the community wind power industry grows throughout the United States and Canada.

Estimated Wind Farm Growth

The chart below reflects our management’s estimates only and may vary due to project timing, turbine availability and ability to obtain financing and other factors. See “Risk Factors” below.

Growth Strategy

We specialize in the development of community wind power systems, and we believe that we are among the leaders in the field. Our growth strategy is anchored by the competitive advantage of our portfolio of completed projects coupled with the projects we currently have under development. Our plan is to continue to provide the full range of development services across each phase of development, which we expect will grow our revenue and profitability from each project under development.

In addition to growing our revenue per project, we will continue to grow our projects under development by utilizing competitive strengths and taking advantage of market conditions to build long-term growth, as follows:

•
We expect to increase our capacity by entering regional markets through organic development. Upon entering a market we work to become a leading wind energy operator and an influential voice within the region. We strive to develop projects in-house from the initial site selection through construction and operation.

•
We may acquire developers of community wind systems that currently have developments underway. However, at the present time, we have not entered into any agreements or understandings with respect to any potential acquisitions.

•
We expect to create relationships as a community stakeholder. We prioritize the creation of strong community relationships that we believe are essential to generating support and securing land and permits necessary for our wind farms. Our team works closely with the landowners who will host the wind farms to ensure that they fully understand the impact of having turbines on their property. Throughout the development process, we assess and monitor the landowners’ and broader community’s receptiveness and willingness to host a wind farm in their area. This proactive involvement in the community also enables us to submit permit applications that comply with local regulations while addressing local concerns.

•
We expect to work with governmental agencies to help us incent the creation of community wind farms and offer favorable tax breaks. Further, we intend to use tax equity financing arrangements in order to monetize the value generated by production tax credits and accelerated tax depreciation that are available to us as a wind energy generator.

•
We will continue to strive to attract, train and retain the most talented people in the industry. As we continue to grow our business, we will need to attract, train and retain additional employees. We believe that our management team will be instrumental in attracting new and experienced talent, such as engineers, developers and meteorology experts. We plan to provide extensive training and we believe that we offer an attractive employment opportunity in the markets in which we operate.

Sales and Marketing

We derived approximately 50% and 42% of our revenue from sales to five wind farm customers under management agreements in 2007 and 2006, respectively.

Historically, DanMar and Juhl Energy have not relied on any direct sales or marketing efforts, but have gained exposure through trade publications, word of mouth and industry conferences. We currently have a pipeline of projects we believe will last at least two years and it is being supplemented on an on-going basis without direct selling efforts. We anticipate being able to add a significant number of projects to this pipeline driven primarily by Daniel J. Juhl and John P. Mitola, trade publications, industry events and word of mouth. Our web site, www.juhlwind.com, will also serve as a marketing tool. If, at some point, management determines the pipeline of potential customers is less than anticipated or desired, or if we are unable to sustain our desired rate of growth and expansion with these sales and marketing methods, we will reevaluate the sales and marketing efforts and address the issue at that time.

Wind Energy Technology, Resources and Suppliers

Wind power is a form of renewable energy; that is, energy that is replenished daily by the sun. As portions of the earth are heated by the sun, air rushes to fill the low pressure areas, creating wind power. The wind is slowed dramatically by friction as it brushes the ground and vegetation. It may not feel very windy at ground level, yet the power in the wind may be five times greater at the height of a 40 story building (the height of the blade tip on a large, modern wind turbine) than the breeze an individual encounters at ground level.

Wind power is converted to electricity by a wind turbine. In a typical, modern large-scale wind turbine, the kinetic energy in the wind (the energy of moving air molecules) is converted to rotational motion by the rotor (a three-bladed assembly at the front of the wind turbine). The rotor turns a shaft which transfers the motion into the nacelle (the large housing at the top of a wind turbine tower). Inside the nacelle, the slowly rotating shaft enters a gearbox that greatly increases the rotational shaft speed. The output (high-speed) shaft is connected to a generator that converts the rotational movement into electricity at medium voltage (a few hundred volts). The electricity flows down heavy electric cables inside the tower to a transformer, which increases the voltage of the electric power to the distribution voltage (a few thousand volts). Higher voltage electricity flows more easily through electric lines, generating less heat and fewer point losses. The distribution-voltage power flows through the underground lines to a collection point where the power may be combined with other turbines. In many cases, the electricity is sent to nearby farms, residences and towns where it is used. Otherwise, the distribution-voltage power is sent to a substation where the voltage is increased dramatically to transmission-voltage power (a few hundred thousand volts) and sent through very tall transmission lines many miles to distant cities and factories.

Wind turbines come in a variety of sizes, depending upon the use of the electricity. A large, utility-scale turbine described above may have blades over 40 meters long, meaning the diameter of the rotor is over 80 meters (nearly the length of a football field). The turbines might be mounted on towers 80 meters tall (one blade would extend half way down the tower), produce 1.8 megawatts of power (1800 kilowatts), supply enough electricity for 600 homes and cost over $1.5 million. Wind turbines designed to supply part of the electricity used by a home or business are much smaller and less costly. A residential - or farm-sized turbine - may have a rotor up to 15 meters (50 feet) in diameter mounted on a metal lattice tower up to 35 meters (120 feet) tall. These turbines may cost from as little as a few thousand dollars for very small units up to approximately $40,000 to $80,000.

Wind industry manufacturing facilities surged from a very small base in the United States in 2005 to over 100 in 2007, and many existing facilities are expanding. In 2007, new tower, blade, turbine and assembly plants opened in the states of Illinois, Iowa, South Dakota, Texas and Wisconsin. Also in 2007, seven other facilities were announced in the states of Arkansas, Colorado, Iowa, North Carolina, New York and Oklahoma.

Competition

In the United States, large utility companies dominate the energy production industry and coal continues to dominate as the primary resource for electricity production. Electricity generated from wind energy faces competition from other traditional resources such as nuclear, oil and natural gas. The advantages of conventional production of electricity are that:

•	the technology and infrastructure already exist for the use of fossil fuels such as coal, oil and natural gas,

•	commonly-used fossil fuels in liquid form such as light crude oil, gasoline and liquefied petroleum gas are easy to distribute and

•	petroleum energy density (an important element in land and air transportation fuel tanks) in terms of volume (cubic space) and mass (weight) is superior to some alternative energy sources.

However, energy produced by conventional resources also faces a number of challenges including:

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the inefficient atmospheric combustion (burning) of fossil fuels leads to the release of pollution into the atmosphere including carbon dioxide which is largely considered the primary cause of global warming,

•	dependence on fossil fuels from volatile regions or countries of the world creates energy security risks for dependent countries,

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fossil fuels are non-renewable unsustainable resources which will eventually decline in production and become exhausted with potentially dire consequences to societies that remain highly dependent on them and

•	extraction of fossil fuels is becoming more expensive and more dangerous as readily-available resources are exhausted and mines get deeper and oil rigs must drill deeper and further out in oceans.

In contrast, electricity generated from wind energy:

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produces no water or air pollution that can contaminate the environment because there are no chemical processes involved in wind power generation; therefore, there are no waste by-products such as carbon dioxide,

•	does not contribute to global warming because it does not generate greenhouse gases,

•	is a renewable source of energy and

•	in the case of community wind power, farming and grazing can still take place on land occupied by wind turbines.

However, wind energy producers also face certain obstacles including:

•	the reality that wind is unpredictable and, therefore, wind power is not predictably available, and when the wind speed decreases, less electricity is generated,

•	residents in communities where wind farms exist may consider them an “eyesore” and

•
wind farms, depending on the location and type of turbine, may negatively affect bird migration patterns and may pose a danger to the birds themselves; however, newer, larger wind turbines have slower moving blades which seem to be visible to most birds.

We expect that primary competition for the wind power industry will continue to come from utility company producers of electricity generated from coal and other non-renewable energy sources.

Within the U.S. wind power market itself, there is also a high degree of competition, with growth opportunities in all sectors of the industry regularly attracting new entrants. For example, in 2007, over 15 utility-scale wind turbine manufacturers are selling turbines in the United States market, up from only six in 2005.

New entrants in the wind power development market, however, face certain barriers to entry. The capital costs of buying and maintaining turbines are high. Other significant factors include the cost of land acquisition, the availability of transmission lines, land use considerations and the environmental impact of construction and operations. Finally, another critical barrier to entry into the wind power development business is the necessary experience required to bring project to the point where they are able to secure interconnection agreements, power purchase agreements and project financing for construction.

We are aware of two companies that are working in the community wind power area and which management views as being competitive with certain aspects of our company. They are:

Nacel Energy - A community wind development company founded in 2006 and focused on developing community wind projects in Texas and Kansas. To our knowledge, Nacel Energy has yet to fully complete the development of a project.

Wind Energy America - This company is located in and focused on community wind power in Minnesota and is currently employing a strategy where it purchases rights to current or developing wind projects.

Our Competitive Advantages

We believe that we have a number of competitive advantages in the community wind energy production sector; one of our key advantages being that we have completed 11 community wind farm projects to date totaling more than 117 megawatts. We expect that when new projects are considering retaining a development enterprise, the ability to point to actual projects completed, along with the extensive knowledge base developed and relationships necessary to get the job done, will provide us an edge in winning projects in the future. These relationships include those with utility power purchasers, equity and debt project finance sources, turbine suppliers and constructors.

We believe that our experience in developing wind farms in new market areas and in operating energy companies will enable us to continue to successfully expand our development portfolio. Further, we believe our management’s understanding of deregulated energy markets enables us to maximize the value of our development portfolio. Our team has experience in site selection, market analysis, land acquisition, community relations, permitting, financing, regulation and construction.

For community wind projects to be completed successfully, projects must be constructed in a cost-effective manner. In the course of completing 11 projects to date, we have been able to demonstrate to project owners, equity investors and lenders, that we can build wind farms on a cost-effective basis.

In the midwestern U.S. markets where we are active, our management team maintains local presence and promotes community stakeholder involvement. By maintaining offices in Woodstock, Minnesota and Chicago, Illinois, and becoming involved in local community affairs, we develop a meaningful local presence, which we believe provides us with a significant advantage when working through the local permitting processes and helps to enlist the support of our local communities for wind farms. We believe that our local approach has enabled us to secure approvals and support for our projects in regions that have historically voiced meaningful opposition and has given us a significant advantage over competitors, who are not as active in the local communities in which we are developing wind farms. Our management’s active participation in the state and local regulatory and legislative processes has led to the growth of community wind across the Midwest.

As a result of our project portfolio and industry-respected management team, we enjoy strong relationships with key trading partners that are required for successful wind farm development. These relationships include regulators, turbine suppliers, electric component suppliers, equity investors, project lenders, engineering firms, constructors, electric transmission operators and electric utilities.

Intellectual Property

We depend on our ability to develop and maintain the proprietary aspects of our technology to distinguish our products from our competitors’ products. To protect our proprietary technology, we rely primarily on a combination of confidentiality procedures. It is our policy to require employees and consultants to execute confidentiality agreements and invention assignment agreements upon the commencement of their relationship with us. These agreements provide that confidential information developed or made known during the course of a relationship with us must be kept confidential and not disclosed to third parties except in specific circumstances and for the assignment to us of intellectual property rights developed within the scope of the employment relationship.

Government Regulation

Traditionally, utility markets in the United States have been highly regulated. The U.S. power industry is currently in transition as it moves toward a more competitive environment in wholesale and retail markets. The commercial viability of wind power will increasingly depend upon pricing as the trend toward deregulation continues.

Management anticipates that additional favorable government legislation will have a positive impact on our business.

The growing concern over global warming caused by greenhouse gas emissions has also contributed to the growth in the wind energy industry. According to the Intergovernmental Panel on Climate Change Fourth Assessment Report, experts have noted that 11 of the last 12 years (1995-2006) rank among the warmest years since 1850. Additionally, the global average sea level has risen at an average rate of 1.8 millimeters per year since 1961 and at 3.1 millimeters per year since 1993, due to the melting of glaciers, ice caps and polar ice sheets, coupled with thermal expansion of the oceans. The importance of reducing greenhouse gases has been recognized by the international community, as demonstrated by the signing and ratification of the Kyoto Protocol, which requires reductions in greenhouse gases by the 177 (as of March 2008) signatory nations. While the United States did not ratify the Kyoto Protocol, state-level initiatives have been undertaken to reduce greenhouse gas emissions. California was the first state to pass global warming legislation, and ten states on the east coast have signed the Regional Greenhouse Gas Initiative, which proposes to require a 10% reduction in power plant carbon dioxide emissions by 2019.

Various state and federal governments have placed restrictions on fossil fuel emissions and it is anticipated that additional requirements for limitation of such emissions will continue. Substituting wind energy for traditional fossil fuel-fired generation would help reduce carbon dioxide emissions due to the environmentally-friendly attributes of wind energy. According to the Energy Information Administration, the United States had the highest carbon dioxide emissions of all countries in the world in 2005, contributing approximately 20% of the world's carbon dioxide emissions. Since 1990, carbon dioxide emissions from the United States' electric power industry have increased by a cumulative amount of 27%, from 1.9 billion metric tons to 2.5 billion metric tons.

        Environmental legislation and regulations provide additional incentives for the development of wind energy by increasing the marginal cost of energy generated through fossil-fuel technologies. For example, regulations such as the Clean Air Interstate Rule and the Regional Haze Rule have been designed to reduce ozone concentrations, particulate emissions and haze and other requirements to control mercury emissions can require conventional energy generators to make significant expenditures, implement pollution control measures or purchase emissions credits to meet compliance requirements. These measures have increased fossil fuel-fired generators' capital and operating costs and put upward pressure on the market price of energy. Because wind energy producers are price takers in energy markets, these legislative measures effectively serve to make the return on wind energy more attractive relative to other sources of generation.

We believe there is significant support in the U.S. to enact legislation that will attempt to reduce the amount of carbon dioxide produced by electrical generators. Although the ultimate form of legislation is still being debated, the two most likely alternatives are (i) a direct emissions tax or (ii) a cap-and-trade regime. We believe either of these alternatives would likely result in higher overall power prices, as the marginal cost of electricity in the U.S. is generally set by carbon intensive generation assets which burn fossil fuels such as oil, natural gas and coal. As a non-carbon emitter and a market price taker, we are positioned to benefit from these higher power prices.

        Growth in the United States' wind energy market has also been driven by state and federal legislation designed to encourage the development and deployment of renewable energy technologies. This support includes:

Renewable Portfolio Standards (RPS)

In response to the push for cleaner power generation and more secure energy supplies, many states have enacted RPS programs. These programs either require electric utilities and other retail energy suppliers to produce or acquire a certain percentage of their annual electricity consumption from renewable power generation resources or, as in the case of New York, designate an entity to administer the central procurement of RECs for the state. Wind energy producers generate renewable energy certificates due to the environmentally beneficial attributes associated with their production of electricity.

According to the United States Department of Energy-Energy Efficiency and Renewable Energy (April 2008), the number of states with RPS programs has doubled in the last six years and, as of April 2008, 31 states and the District of Columbia had adopted some form of RPS program. The report also indicates the District of Columbia and 25 of the 31 states have mandatory RPS requirements and combined, these 25 states represent over 50% of total U.S. electrical load. A number of states including Arizona, California, Colorado, Minnesota, Nevada, New Jersey, New Mexico, Pennsylvania and Texas, have been so successful in meeting their original RPS targets that they have revised their programs to include higher targets. The report adds that other states such as Missouri, North Dakota, South Dakota, Utah, Vermont and Virginia have adopted state goals, which set targets, not requirements, for certain percentages of total energy to be generated from renewable resources. .

Almost every state that has implemented an RPS program will need considerable additional renewable energy capacity to meet its RPS requirements. Much of the forecasted 50,000 megawatt installed wind capacity by 2015 (forecast by Emerging Energy Research) will be driven by current and proposed RPS targets, along with additional demand from states without renewable standards.

Renewable Energy Certificates (REC)

A REC is a stand-alone tradable instrument representing the attributes associated with one megawatt hour of energy produced from a renewable energy source. These attributes typically include reduced air and water pollution, reduced greenhouse gas emissions and increased use of domestic energy sources. Many states use RECs to track and verify compliance with their RPS programs. Retail energy suppliers can meet the requirements by purchasing RECs from renewable energy generators, in addition to producing or acquiring the electricity from renewable sources. Under many RPS programs, energy providers that fail to meet RPS requirements are assessed a penalty for the shortfall, usually known as an alternative compliance payment. Because RECs can be purchased to satisfy the RPS requirements and avoid an alternative compliance payment, the amount of the alternative compliance payment effectively sets a cap on REC prices. In situations where REC supply is short, REC prices approach the alternative compliance payment, which in several states is approximately $50 to $59 per megawatt hour. As a result, REC prices can rival the price of energy and RECs can represent a significant additional revenue stream for wind energy generators.

Production Tax Credits (PTC)

The PTC provides wind energy generators with a credit against federal income taxes, annually adjusted for inflation, for a duration of ten years from the date that the wind turbine is placed into service. In 2007, the PTC was $20 per megawatt hour. Wind energy generators with insufficient taxable income to benefit from the PTC may take advantage of a variety of investment structures to monetize the tax benefits.

The PTC was originally enacted in 1992 for windparks placed into service after December 31, 1993 and before July 1, 1999. The PTC subsequently has been extended five times, but has been allowed to lapse three times (for periods of three, six and nine months) prior to retroactive extension. Currently, the PTC is scheduled to expire on December 31, 2008, unless an extension or renewal is enacted into law.

Accelerated Tax Depreciation

Tax depreciation is a non-cash expense meant to approximate the loss of an asset's value over time and is generally the portion of an investment in an asset that can be deducted from taxable income in any given tax period. Current federal income tax law requires taxpayers to depreciate most tangible personal property placed in service after 1986 using the modified accelerated cost recovery system, or MACRS, under which taxpayers are entitled to use the 200% or 150% declining balance method depending on the class of property, rather than the straight line method. In addition, under MACRS, a significant portion of windpark assets is deemed to have depreciable life of five years which is substantially shorter than the 15 to 25 year depreciable lives of many non-renewable power supply assets. This shorter depreciable life and the accelerated depreciation method results in a significantly accelerated realization of tax depreciation for windparks compared to other types of power projects. Wind energy generators with insufficient taxable income to benefit from this accelerated depreciation often monetize the accelerated depreciation, along with the PTCs, through forming a limited liability company with third parties.

Facilities

Our corporate office is located at 996 190th Avenue, Woodstock, Minnesota 56186. We occupy approximately 2,000 square feet of office and storage space under a ground lease with Kas Brothers, relatives of an employee of our company. DanMar subsequently erected a barn-type structure with functional office space on the leased property and owns the building located on the property. In consideration of the ground lease, we pay the real property taxes for the land leased to us, which was $2,100 in 2007. We also utilize approximately 200 square feet of office space in Chicago, Illinois without charge, and we will likely need to acquire leasehold space in Chicago in the near future.

Employees

As of June 24, 2008, we employed seven full-time employees, excluding employees and consultants of any affiliated companies that are not at least 50%-owned subsidiaries of ours. None of our employees is subject to a collective bargaining agreement and we believe that relations with our employees are very good. We also frequently use third party consultants to assist in the completion of various projects. Third parties are instrumental to keep the construction and development of projects on time and on budget.

Legal Proceedings

We are not currently involved in any pending or threatened litigation or other legal proceedings.

Risk Factors

Our business involves significant risks and uncertainties, many of which are beyond our control, and any investment in our common stock involves a high degree of risk. Discussed below are many of the material risk factors faced by us that may have an impact on our future results.

Risks Related to Our Business and Our Industry

We are still in an early stage of development and have earned limited revenues to date.

We have earned limited revenue to date and have supported our operations primarily through cash flow from consulting services and wind farm management, and debt and private equity investment. Our operations are subject to all of the risks inherent in the establishment of a new business enterprise. Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with a new business and the development of an alternative energy generation platform. For the year ended December 31, 2007, we had total revenue of $707,161 and net income of $296,767. At December 31, 2007, we had total stockholder’s equity of $677,935, a decline of $80,970 from December 31, 2006. Total stockholder’s equity increased $59,444 to $737,379 as of March 31, 2008. On a pro forma basis on March 31, 2008, after giving effect to the completion of the exchange transaction and private placement, our stockholders’ equity increased $421,222 to $1,158,601. See “Description of Business” and Financial Statements. For the three-month period ended March 31, 2008, we had unaudited total revenue of $164,690, compared to total revenue of $146,035 for the comparable period in 2007. We had net income of $54,563 for the three months ended March 31, 2008, compared to net income of $70,478 for the comparable 2007 period. We cannot assure you that we will continue to have net income in the future.

We are dependent on Daniel J. Juhl’s leadership of our company.

Our business depends on the availability to us of Daniel J. Juhl, our Chairman of the Board and Chief Executive Officer. Mr. Juhl founded Juhl Energy and DanMar, and has been a pioneer in the community wind power industry. The business contacts and relationships that we maintain are predominantly those of Mr. Juhl. Our business would be materially and adversely affected if his services would become unavailable to us. We cannot assure you that Mr. Juhl will continue to be available to us, although we have entered into a three-year employment agreement with Mr. Juhl expiring in December 2011 and maintain key-man life insurance for our benefit on Mr. Juhl’s life in the amount of $3.0 million.

We have a limited operating history and we have not demonstrated that we can manage electricity generating stations on a large scale.

We have a limited history of managing electricity generating stations and limited data upon which you can evaluate our business. Our prospects for success must be considered in the context of a new company in a developing industry. The risks we face include developing and acquiring wind farms, compliance with significant regulation, reliance on third parties, operating in a competitive environment in which electricity rates will be set by the operation of market forces and regulatory constraints, uncertain performance of electricity generating stations, financing our business and meeting the challenges of the other risk factors described below. If we are unable to address all of these risks, our business, results of operations and financial condition may suffer.

Revenues from wind farms are subject to fluctuating market prices for energy and capacity.

The revenues generated by wind farms depend on market prices of energy in competitive wholesale energy markets. Market prices for both energy and capacity are volatile and depend on numerous factors outside our control including economic conditions, population growth, electrical load growth, government and regulatory policy, weather, the availability of alternate generation and transmission facilities, balance of supply and demand, seasonality, transmission and transportation constraints and the price of natural gas and alternative fuels or energy sources. The wholesale power markets are also subject to market regulation by the Federal Energy Regulatory Commission, independent system operators, and regional transmission operators which can impact market prices for energy and capacity sold in such markets, including by imposing price caps, mechanisms to address price volatility or illiquidity in the markets or system instability and market power mitigation measures. We cannot assure you that market prices will be at levels that enable us to operate profitably or as anticipated. A decline in electricity or capacity market prices below anticipated levels could have a material adverse impact on our revenues or results of operations. In markets where wind farms qualify to receive capacity payments, it is typical that only a portion of the wind farm’s capacity is eligible to receive capacity payments. This portion is typically based on the previous year’s average net capacity factor during peak periods. In addition, changes to regulatory policy or market rules regarding the qualification of wind generation as a capacity resource could limit or eliminate a wind farm’s ability to receive payments for its generating capacity.

There are a small number of wind turbine manufacturers, and increased demand may lead to difficulty in obtaining wind turbines and related components at affordable prices or in a timely manner.

There are only a small number of companies that have the expertise and access to the necessary components to build multi-megawatt class wind turbines. The rapid growth in the aggregate worldwide wind energy industry has created significantly increased demand for wind turbines and their related components that is currently not being adequately satisfied by suppliers. Wind turbine suppliers have significant supply backlogs, which tend to drive up prices and delay the delivery of ordered wind turbines and components. Any delays in the delivery to us of ordered wind turbines and components may delay the successful completion of our wind farms under development. Additionally, price increases may make it more costly for us to acquire wind turbines.

We cannot assure you that our wind farms will be able to purchase a sufficient quantity of turbines and other technical equipment to satisfy demand or that wind turbine and other component manufacturers will not give priority to other market participants, including competitors of ours. To the extent that wind turbine manufacturers become unable or unwilling to supply wind turbines, our wind farms may be unable to find suitable replacements. Such inability to acquire turbines would have a material adverse effect on our business prospects, results of operations and financial condition.

The federal government may not extend or may decrease tax incentives for renewable energy, including wind energy, which would have an adverse impact on our development strategy.

Federal tax incentives applicable to the wind energy industry currently in effect include the production tax credit (“PTC”) and accelerated tax depreciation for certain assets of wind farms. The current version of the PTC provides the owner of a wind turbine placed in operation before the end of 2008 with a ten-year credit against its federal income tax obligations based on the amount of electricity generated by the wind turbine. The accelerated depreciation for certain assets of wind farms provides for a five-year depreciable life for these assets, rather than the 15 to 25 year depreciable lives of many non-renewable energy assets.

The PTC is scheduled to expire on December 31, 2008, and, unless extended or renewed by the U.S. Congress, will not be available for energy generated from wind turbines placed in service after that date. To date, legislative efforts to extend the PTC have failed, and we cannot assure you that current or any subsequent efforts to extend or renew this tax incentive will be successful or that any subsequent extension or renewal will be on terms that are as favorable as those that currently exist. In addition, there can be no assurance that any subsequent extension or renewal of the PTC would be enacted prior to its expiration or, if allowed to expire, that any extension or renewal enacted thereafter would be enacted with retroactive effect. We also cannot assure you that the tax laws providing for accelerated depreciation of wind farm assets will not be modified, amended or repealed in the future. If the federal PTC is not extended or renewed, or is extended or renewed at a lower rate, financing options for wind farms will be reduced and development plans for additional wind farms will be adversely affected.

Tax equity investors have limited funds, and wind energy producers compete with other renewable energy producers for tax equity financing. In the current rapidly expanding market, the cost of tax equity financing may increase and there may not be sufficient tax equity financing available to meet the total demand in any year. In addition, one or more current tax equity investors may decide to withdraw from this market thereby depleting the pool of funds available for tax equity financing. Alternative financing will be more expensive and there may not be sufficient liquidity in alternate financial markets. As a result, development of additional wind farms by us would be adversely affected.

Industry sales cycles can be lengthy and unpredictable.

Sales cycles with companies that purchase electricity from generators to supply electricity to consumers are generally long and unpredictable due to budgeting, purchasing and regulatory processes which can take longer than expected to complete. Our customers will typically issue requests for quotes and proposals, establish evaluation committees, review different technical options with vendors, analyze performance and cost/benefit justifications and perform a regulatory review, in addition to applying the normal budget approval process within an organization. Delays in completing these processes can cause delays in purchasing and variability to our financial projections and could adversely affect results of operations.

The performance of wind farms is dependent upon meteorological and atmospheric conditions that fluctuate over time.

The production of electricity generated by wind farms will be the source of substantially all of our revenues. As a result, our results of operations will be highly dependent on meteorological and atmospheric conditions.

Site selection requires the evaluation of the quality of the wind resources based upon a variety of factors. The wind data gathered on site and data collected through other sources form the basis of wind resource projections for a wind farm's performance, revenue generation, operating profit, project debt capacity, project tax equity capacity and return on investment, which are fundamental elements of our business planning. Wind resource projections at the time of commercial operations can have a significant impact on the level of capital that we can raise. Wind resource projections do not predict the wind at any specific period of time in the future. Therefore, even in the event where prediction of a wind farm's wind resources becomes validated over time, the wind farm will experience hours, days, months and even years that are below wind resource predictions. Wind resource projections may not predict the actual wind resources observed by the wind farm over a long period of time. Assumptions included in wind resource projections, such as the interference between turbines, effects of vegetation and land use, and terrain effects may not be accurate. Wind resources average monthly and average time of day long-term predictions may not be accurate and, therefore, the energy wind farms produce over time may have a different value than forecast. If as a result of inaccurate wind resource projections, the performance of one or more of our wind farms falls below projected levels, our business, results of operations and financial condition could be materially adversely affected.

Operational factors may reduce energy production below projections, causing a reduction in revenue.

The amount of electricity generated by a wind farm depends upon many factors in addition to the quality of the wind resources, including but not limited to turbine performance, aerodynamic losses resulting from wear on the wind turbine, degradation of other components, icing or soiling of the blades and the number of times an individual turbine or an entire wind farm may need to be shut down for maintenance or to avoid damage due to extreme weather conditions. In addition, conditions on the electrical transmission network can impact the amount of energy a wind farm can deliver to the network. We cannot assure you that any of our wind farms will meet energy production expectations in any given time period.

If wind farm energy projections are not realized, we could face a number of material consequences, including the following:

•	our sales of energy may be significantly lower than forecast,

•	the amount of capacity permitted to be sold from our wind farms may be lower than forecast and

•	our wind farms may be unable to meet the obligations of agreements based on projected production and as a result revenue would be lower than forecasted.

Operation of our wind power stations is subject to disruption.

As with all power generation facilities, operation of our electricity generating stations will involve operating risks, including:

•	our possible inability to achieve the output and efficiency levels for our electricity generating stations that we have projected,

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facility shutdown due to a breakdown or failure of equipment or processes, violation of permit requirements (whether through operations or change in law), operator error or catastrophic events such as fires, explosions, floods or other similar occurrences affecting us, our electricity generating stations or third parties upon which our business may depend and

•
disputes with labor unions in which certain personnel involved in the operation of our electricity generating stations are members and disputes under various collective bargaining agreements applicable to our electricity generating stations.

The wind farms which we currently manage are located in the state of Minnesota. If changes occur in the Minnesota market or its regulatory environment in a manner that negatively affects our business, it could have a negative effect on our results of operations and financial condition.

The occurrence of one or more of these events could significantly reduce revenues expected to be produced by our electricity generating stations or significantly increase the expenses of our electricity generating stations, thereby adversely affecting our business, results of operations and financial condition.

Our financial projections assume that we will be able to operate our electricity generating stations nearly continually and we may have trouble meeting our obligations if we are not successful.

We will need to achieve high levels of availability and dispatch for our electricity generating stations to operate profitably. We operate under the assumption that we will achieve high levels of availability and dispatch in developing the revenue figures included in our financial projections. However, developments could affect the dispatch rate of our electricity generating stations, including the following:

•	equipment problems or other problems which affect the ability of our electricity generating stations to operate,

•	non-utility generators being placed before our electricity generating stations in the dispatch sequence of generating plants,

•	extended operation of nuclear generating plants beyond their presently expected dates of decommissioning or resumption of generation by nuclear facilities that are currently out of service,

•	implementation of additional or more stringent environmental compliance measures or

•	the construction of new generating plants which may be more efficient and cost effective than our electricity generating stations.

The wind energy industry is extensively regulated and changes in or new regulations or delays in regulatory approval could hurt our business development.

Our activities in the management of electricity generating stations are subject to extensive energy and environmental regulation by federal, state and local authorities. Delay in obtaining, or failure to obtain and maintain in full force and effect, any of the regulatory approvals we need to develop our wind farms, or delay or failure to satisfy any applicable regulatory requirements, could prevent operation of our electricity generating stations or the sale of their electric energy, could result in potential civil or criminal liability, or could cause us to incur additional costs.

Changes in laws and regulations may adversely affect our operations and financial performance.

Changes in energy laws or regulations or interpretations of these laws or regulations could result in increased compliance costs or result in additional expenditures for us. Failure by us to comply or failure to satisfy requirements could also subject us to the imposition of penalties and fines. Governmental laws, regulations and policies applicable to alternative energy sources are currently subject to modifications and are expected to continue to evolve. Resulting laws and policies may restrict the structuring of the sales of the power generated by wind farms. Federal law regulates the wholesale sales of electricity and the transmission of electricity in interstate commerce by public utilities. We are also subject to state regulation in the generation, transmission and sale of electricity. We cannot predict whether federal or state governmental entities or regulatory authorities will adopt new laws or regulations or modify existing laws affecting the generation and/or transmission of electricity, or our ability to comply with them. Such new laws or regulations could have a material adverse impact on our business, results of operations or financial condition.

Various state governments may not extend or may decrease incentives for renewable energy, including wind energy, which would have an adverse impact on our development strategy.

Various types of incentives which support the sale of electricity generated from wind energy presently exist in Minnesota and other states where we plan to continue developing wind farms. We cannot assure you that governmental support for alternative energy sources will continue at the state level or that the wind farms that we develop will qualify for such incentives. Any decrease in such state-level incentives would have an adverse impact on our development strategy.

We depend on our ability to locate and develop new sources of wind power in a timely and consistent manner, and failure to do so would adversely affect our operations and financial performance.

Our success in the industry requires additional and continuing development to become and remain competitive. We expect to continue to make substantial investments in development activities. Our future success will depend, in part, on our ability to continue to locate additional wind power sites. Developing a wind farm site is dependent upon, among other things, acquisition of rights to parcels of property, receipt of required local, state and federal permits and the negotiation of satisfactory turbine supply, engineering, construction and interconnection agreements. This development activity will require continued investment in order to maintain and grow our market position. We may experience unforeseen problems in our development endeavors. We may not achieve widespread market acceptance of our wind-powered electricity. We may not meet some of these requirements or may not meet them on a timely basis. We may modify plans for the development of a wind farm. We will typically incur substantial expense in the development of wind farms. Many of these expenses, including obtaining permits and legal and other services, are incurred before we can determine whether a site is environmentally or economically feasible. After such a determination is made, significant expenses, such as environmental impact studies, are incurred. A number of factors are critical to a determination of whether a site will ultimately be developed as a wind farm including changes in regulatory environment, changes in energy prices, community opposition, failure to obtain regulatory and transmission approvals and permits. These factors could materially affect our ability to forecast operations and negatively affect our stock price, results of operations, cash flow and financial condition.

The number of desirable sites available for the development of wind farms is limited, and our inability to identify or acquire sites will limit our ability to implement our development strategy.

Wind farms can be built only in regions with suitable wind conditions. In addition, certain constraints must be taken into account in connection with the development of each wind farm. These include topographic constraints, landowners' willingness to grant access to their land, connection capacities of the local transmission network and regulatory constraints associated with the proximity to housing, airports or protected sites.

If we cannot locate sufficient available sites on which to develop wind farms, it could have a material adverse effect on our business, results of operations, financial condition, or on our ability to implement our business strategy.

We face competitive pressures from a variety of competitors in the markets we serve.

We are a small company, and we will be operating in a highly competitive market, and this competition may accelerate in the future. Some competitors have, or may have, substantially greater financial, marketing or technical resources, and in some cases, greater name recognition and experience than we have. Some competitors, including European producers and large U.S. utilities, may enter markets we serve and sell electricity at low prices in order to obtain market share. There are a limited number of sites desirable for wind farms and a limited supply of wind turbines and other related equipment necessary to operate wind farm facilities. Our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements. They may also be able to devote greater resources to the development, promotion and sale of electricity than we can. Current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties that enhance their ability to address the needs of our prospective customers. It is possible that new competitors or alliances among competitors may emerge and rapidly gain significant market share. This would in turn reduce our market share, reduce our overall sales and require us to invest additional funds in new technology development. If we cannot compete successfully against competitors, this will have a negative impact on our business, financial condition, results of operations and cash flow.

Access to, availability and cost of transmission networks are critical to development of wind farms; failure to obtain sufficient network connections for future wind farms would adversely affect our operations and financial performance.

We depend on electric transmission facilities owned and operated by third parties to deliver the electricity that we sell. We typically do not own or control the transmission facilities other than the limited facilities necessary to connect wind farms to the transmission network. The capacity of the local transmission network may be limited or constrained, and the owner of the network may not allow us to interconnect a new wind farm without first constructing the system upgrades that the owner requires. For this reason, we expect to pay some or all of the costs of upgrading the existing transmission facilities to support the additional electricity that a wind farm will be delivering into the network. The location of a wind farm in a particular area therefore depends significantly on whether it is possible to interconnect with the transmission network at a reasonable cost. Many wind farms are located in remote areas with limited transmission networks where intense competition exists for access to, and use of capacity on, the existing transmission facilities. We cannot assure you that we will obtain sufficient network connections for future wind farms within planned timetables and budgetary constraints.

Wind farms are required to meet certain technical specifications in order to be connected to the transmission network. If any wind farm does not meet, or ceases to comply with, these specifications, we will not be able to connect, to or remain connected, to the transmission network. We may also incur liabilities and penalties, including disconnection from the network, if the transmission of electricity by one or more of wind farms does not comply with applicable technical requirements. In the interconnection agreements between wind farms and the applicable transmission owner or operator, the transmission owner or operator retains the right to interrupt or curtail our transmission deliveries as required in order to maintain the reliability of the transmission network. We cannot assure you that our wind farms will not be adversely impacted by any such interruption or curtailment.

Public opposition toward wind farms may make it more difficult to obtain the necessary permits and authorizations required to develop or maintain a wind farm.

Public attitude towards aesthetic and environmental impacts of wind energy projects impacts the ability to develop our wind farms. In many states and localities, the environmental impact review process ensures a role for concerned members of the public that can lead to changes in design or layout, extensive impact mitigation requirements, or even the rejection of a project. In such areas, local acceptance is critical to the ability to obtain and maintain necessary permits and approvals. We cannot assure you that any wind farm projects under development will be accepted by the affected population. Public opposition can also lead to legal challenges that may result in the invalidation of a permit or, in certain cases, the dismantling of an existing wind farm as well as increased cost and delays. Reduced acceptance of wind farms by local populations, an increase in the number of legal challenges or an unfavorable trend in the outcome of these challenges could prevent us from achieving our plans, which, in turn, could have a material adverse effect on our business, results of operations and financial condition.

We will likely need additional capital to fund our growing operations and if we are not able to obtain sufficient capital, we may be forced to limit the scope of our operations.

In connection with our growth strategies, we will likely experience increased capital needs and we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including

•	our profitability,

•	the competition encountered in the marketplace,

•	the level of our investment in development and

•	the amount of our capital expenditures, including acquisitions.

We cannot assure you that we will be able to obtain capital in the future to meet our needs.

Market conditions and other factors may not permit future financings. Our ability to arrange financing is dependent on numerous factors including general economic and market conditions, credit availability from lenders, investor confidence and the existence of regulatory and tax incentives that are conducive to raising capital. If we cannot obtain additional funding, we may be required to limit our investments in development activities, limit our marketing efforts and decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. We cannot give you any assurance that additional financing will be available to us or, if available, will be on terms favorable to us.

There is an absence of historical price data that you can use to assess whether we will be able to sell our electric energy at prices that will permit us to pay our expenses.

Our revenues and results of operations will depend on the prices that can be obtained for electricity. There is an absence of historical price data that you can use to assess the likelihood that those prices will be sufficient to permit us to pay our expenses. Among the factors that will influence such prices (all of which factors are beyond our control) are:

•	existing and projected generating capacity surpluses which could have the effect of driving prices down,

•	a decrease in prices of other sources of electricity, which would make electricity prices from those other sources more competitive with our wind-powered electricity generating stations,

•
additional supplies of electric energy becoming available from our current competitors or new market entrants, including the development of new generation facilities that may be able to produce energy less expensively than our wind-powered electricity generating stations,

•	additional supplies of energy or energy-related services becoming available if there is an increase in physical transmission capacity into the power pool,

•	the extended operation of nuclear generating plants located in adjacent markets or the resumption of generation by nuclear facilities that are currently out of service,

•	weather conditions prevailing in the state of Minnesota where the wind power will be generated initially,

•	the possibility of a reduction in the projected rate of growth in electricity usage as a result of factors such as regional economic conditions and the implementation of conservation programs,

•	our ability to negotiate successfully and enter into advantageous contracts for sales of our electric energy and

•	export power transmission constraints which would limit our ability to sell energy in adjacent markets.

We need to manage growth in operations to maximize our potential growth and achieve our expected revenues and our failure to manage growth will cause a disruption of our operations resulting in the failure to generate revenue.

In order to maximize potential growth in the wind power markets, we believe that we must expand our development activities to locate sites to generate wind power, as well as explore outlets for the sale of electricity generated. This expansion will place a significant strain on our management team and our operational, accounting and information systems. We expect that we will need to continue to improve our financial controls, operating procedures and management information systems. We will also need to effectively hire, train, motivate and manage our employees. Our failure to properly manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

If we are not able to implement our strategies in achieving our business objectives, our business operations and financial performance may be adversely affected.

Our business plan is based on circumstances currently prevailing and the assumptions that certain circumstances will or will not occur, as well as the inherent risks and uncertainties involved in various stages of development. However, we cannot assure you that we will be successful in implementing our strategies or that our strategies, even if implemented, will lead to the successful achievement of our objectives. If we are not able to successfully implement our strategies, our business operations and financial performance may be adversely affected.

We will have responsibility for environmental liabilities and will likely incur expenses as a result; we have no estimate of costs which may be incurred.

We will be responsible for liabilities resulting from or arising out of certain environmental conditions and violation of environmental law relating to our electricity generating stations. Those liabilities could be significant, and we have no estimate of actual costs which may be incurred.

Our executive officers, board of directors and key employees are crucial to our business, and we may not be able to recruit, integrate and retain the personnel we need to succeed.

Our success depends upon a number of key management, sales, technical and other critical personnel, including our executive officers, our board of directors and key employees with expertise in the industry. The loss of the services of any key personnel, or our inability to attract, integrate and retain highly skilled technical, management, sales and marketing personnel could result in significant disruption to our operations, including our inability or limited success in locating new sites, effectiveness of sales efforts, quality of customer service, and completion of our initiatives, including growth plans and the results of our operations. Any failure by us to find suitable replacements for our key senior management may be disruptive to our operations. Competition for such personnel in the technology industries is intense, and we may be unable to attract, integrate and retain such personnel successfully.

We may have to depend on outside advisors for some of our primary business operations.

To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers and attorneys or engage other consultants or advisors. The selection of any such advisors will be made by our officers without any input from shareholders. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to us. In the event management considers it necessary to hire outside advisors, they may elect to hire persons who are affiliates, if they are able to provide the required services.

We have no patent protection on our products.

We have no patents on our products relating to the generation of wind energy. There is no assurance that our products will not infringe upon patents or technologies owned by others. We do not consider a grant of patents essential to the success of our business.

The transmission networks to which wind farms connect may fail or experience downtime, which will cause us to lose revenue.

Transmission networks may experience congestion, outages or technical incidents, and operators of these networks may fail to meet their contractual transmission obligations or terminate the contracts involved. Moreover, if the interconnection or transmission agreement of a wind farm is terminated for any reason, we may not be able to replace it with an interconnection and transmission arrangement on terms as favorable as the existing arrangement or at all, or we may experience significant delays or costs in connection with securing a replacement.

If a network to which one or more of wind farms is connected experiences "down time," the affected wind farm may lose revenue and be exposed to non-performance penalties and claims from its customers. These may include claims for damages incurred by customers, such as the additional cost of acquiring alternative electricity supply at then-current spot market rates. The owners of the network will not usually compensate electricity generators, including wind farms, for lost income due to down time.

Our operating results may be adversely affected by the uncertain geopolitical environment and unfavorable factors affecting economic and market conditions.

Adverse factors affecting economic conditions worldwide have contributed to a general inconsistency in the power industry and may continue to adversely impact our business, resulting in:

•	reduced demand for electricity as a result of a decrease in spending by customers and potential customers,

•	increased price competition for electricity and

•	higher overhead costs as a percentage of revenues.

Terrorist and military actions may continue to put pressure on economic conditions. If such an attack should occur or if the economic and market conditions in the United States deteriorate as a result of a terrorist attack, we may experience a material adverse impact on our business, operating results, and financial condition as a consequence of the above factors or otherwise.

We do not have a majority of independent directors serving on our board of directors, which could present the potential for conflicts of interest.

We do not have a majority of independent directors serving on our board of directors. In the absence of a majority of independent directors, our executive officers could establish policies and enter into transactions without independent review and approval. This could present the potential for a conflict of interest between us and our stockholders generally, and the controlling officers, stockholders or directors.

As a result of our operating as a public company, our management will be required to devote substantial time to new compliance initiatives, which may divert management's attention from the growth and operation of our business.

The Sarbanes-Oxley Act of 2002 and the rules subsequently implemented by the SEC impose a number of requirements on public companies, including provisions regarding corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will make some activities more time-consuming and costly. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain directors and officers liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantial additional costs to maintain the same or similar coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we will need to perform system and process evaluation and testing of our internal control over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 will require that we expend significant management time on compliance-related issues. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our common stock could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

We cannot be certain that our internal control over financial reporting will be effective or sufficient in the future.

Our ability to manage our operations and growth requires us to maintain effective operations and compliance and management controls, as well as our internal control over financial reporting. We may not be able to implement necessary improvements to our internal control over financial reporting in an efficient and timely manner and may discover deficiencies and weaknesses in existing systems and controls, especially when such systems and controls are tested by our anticipated increased rate of growth or the impact of acquisitions. In addition, upgrades or enhancements to our computer systems could cause internal control weaknesses.

It may be difficult to design and implement effective internal control over financial reporting for combined operations as we integrate any acquired businesses in the future. In addition, differences in existing controls of any acquired businesses may result in weaknesses that require remediation when internal controls over financial reporting are combined.

If we fail to maintain an effective system of internal control or if our management or our independent registered public accounting firm were to discover material weaknesses in our internal control systems, we may be unable to produce reliable financial reports or prevent fraud. If we are unable to assert that our internal control over financial reporting is effective at any time in the future, or if our independent registered public accounting firm is unable to attest to the effectiveness of our internal controls, is unable to deliver a report at all or can deliver only a qualified report, we could be subject to regulatory enforcement and may lose investor confidence in our ability to operate in compliance with existing internal control rules and regulations, either of which could result in a decline in our stock price.

Risks Related to Our Common Stock

Because we became public through a share exchange transaction (or reverse acquisition), we may not be able to attract the attention of major brokerage firms.

Additional risks are associated with our becoming public through a reverse acquisition. For example, security analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. We cannot assure you that brokerage firms will want to conduct any public offerings on our behalf in the future.

If we do not timely file and have declared effective the initial registration statement required pursuant to our private placement, we will be required to pay liquidated damages.

As part of our private placement, we entered into a registration rights agreement. Under this agreement, we are obligated to file an initial registration statement providing for the resale of the shares of common stock underlying the series A convertible preferred stock and the class A, class B and class C warrants. Pursuant to the agreement, we agreed to file and have declared effective the registration statement by a certain date. If we do not meet this timeline, we must pay liquidated damages in the amount equal to 2% of the aggregate investment amount per month, subject to a maximum limit of 12% of the aggregate investment amount.

If and when our registration statement becomes effective, a significant number of shares of common stock will be eligible for sale, which could depress the market price of our common stock.

Following the effective date of the registration statement, a significant number of our shares of common stock will become eligible for sale in the public market, which could harm the market price of the stock. Further, shares may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect as well. In general, a person who has held restricted shares for a period of six months may, upon filing a notification with the SEC on Form 144, sell our common stock into the market, subject to certain limitations.

There is no market for our common stock and an active trading market may not develop.

There is currently no active public market for our common stock. An active trading market may not develop or, if developed, may not be sustained. The lack of an active market may impair your ability to sell your shares of common stock at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the market value and increase the volatility of your shares of common stock. An inactive market may also impair our ability to raise capital by selling shares of common stock and may impair our ability to acquire other companies or assets by using shares of our common stock as consideration.

The market price of our common stock may be volatile and may decline in value.

The market price of our common stock has been and will likely continue to be highly volatile, as is the stock market in general, and the market for OTC Bulletin Board quoted stocks in particular. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our common stock. These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

Our stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire complementary businesses.

If our future operations or acquisitions are financed through the issuance of equity securities, our stockholders could experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of our common stock. We also established an incentive compensation plan for our management and employees. We expect to grant options to purchase shares of our common stock to our directors, employees and consultants and we will grant additional options in the future. The issuance of shares of our common stock upon the exercise of these options may result in dilution to our stockholders.

Our current management can exert significant influence over us and make decisions that are not in the best interests of all stockholders.

Our officers and directors collectively control approximately 60.6% of our outstanding shares of common stock, inclusive of shares of common stock issuable upon conversion of our series A convertible preferred stock. As a result, these stockholders will be able to assert significant influence over all matters requiring stockholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our outstanding shares of common stock could have the effect of delaying or preventing a change in control, or otherwise discouraging or preventing a potential acquirer from attempting to obtain control. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our stockholders from realizing a premium over the market prices for their shares of common stock. Moreover, the interests of the owners of this concentration of ownership may not always coincide with our interests or the interests of other stockholders and, accordingly, could cause us to enter into transactions or agreements that we would not otherwise consider.

Our common stock is considered “penny stock” and may be difficult to sell.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market or exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock may be below $5.00 per share and therefore may be designated as a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of our stockholders to sell their shares. In addition, since our common stock is quoted on the OTC Bulletin Board, our stockholders may find it difficult to obtain accurate quotations of our common stock and may find few buyers to purchase the stock or a lack of market makers to support the stock price.

We do not anticipate paying dividends in the foreseeable future; you should not buy our stock if you expect dividends.

We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights, and provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.

Our certificate of incorporation authorizes the issuance of up to 20,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. In addition, advanced notice is required prior to stockholder proposals.

Delaware law could also make it more difficult for a third party to acquire us. Specifically, Section 203 of the Delaware General Corporation Law may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Cautionary Language Regarding Forward-Looking Statements and Industry Data

This current report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, many of which are beyond our control. Our actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in this report. Important factors that may cause actual results to differ from projections include, but are not limited to, for example:

●	adverse economic conditions,

●	inability to raise sufficient additional capital to operate our business,

●	delays, cancellations or cost overruns involving the development or construction of our wind farms,

●	the vulnerability of our wind farms to adverse meteorological and atmospheric conditions,

●	unexpected costs, lower than expected sales and revenues, and operating defects,

●	adverse results of any legal proceedings,

●	the volatility of our operating results and financial condition,

●	inability to attract or retain qualified senior management personnel, and

●	other specific risks that may be referred to in this current report.

All statements, other than statements of historical facts, included in this current report regarding our strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements. When used in this current report, the words “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this report. We undertake no obligation to update any forward-looking statements or other information contained herein. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from its expectations under “Risk Factors” and elsewhere in this current report. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Information regarding market and industry statistics contained in this current report is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See “Risk Factors” for a more detailed discussion of risks and uncertainties that may have an impact on our future results.

Management’s Discussion and Analysis

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and related notes included under Item 9.01(a) of this current report.

Overview

We are presently focused on the development, operation and management of medium-scale (20 to 200 megawatts) community wind farms. We are now engaged in the testing and development of community wind power in various small communities in the states of Minnesota, Nebraska and South Dakota. Our ultimate goal is to continue to build medium-scale wind farms to produce wind power across the midwestern United States, and to expand our business to other states and to Canada. The wind farms will produce electricity that is connected to the electric utility grids for general use by users of electricity.

Our continuing development of community wind projects will require the acquisition of wind turbines by our partners at a cost of approximately $2,100,000 per wind turbine, plus additional maintenance costs. Generally, financing is available for the initial project costs. Since the primary cost of producing wind energy is construction and there are no fuel costs, the average cost of wind energy per unit of production is dependent on a few key assumptions, such as the cost of capital and years of assumed service. In addition, wind energy in many jurisdictions receives some financial or other support to encourage its development. Wind energy benefits from subsidies of various kinds in many jurisdictions, either to increase its attractiveness, or to compensate for subsidies received by other forms of electricity production.

In connection with our business, we will likely engage consultants with expertise in the wind power industry, including designing and manufacturing wind turbines, maintaining, remanufacturing and selling wind turbines, as well as experience in the managing of wind farms.

The financial statements included as part of this current report and the financial discussion reflect the performance of Juhl Energy and DanMar, which became our wholly-owned subsidiaries on June 24, 2008.

Revenue

We generate revenue from our work in development of wind farms throughout the development process, and the revenue stream is generally comprised of four primary components: feasibility studies (which are purely consultative in nature), development fees, operations and management oversight, and construction management fees. Additional potential future income will be derived from equity participation in the developed wind projects subsequent to repayment of the debt on such projects. In addition to the revenue set forth in our financial statements, we have recently agreed to a development agreement for a project in Nebraska.

The following is a summary of the revenue derived from existing and ongoing contracts:

Development Projects

We have procured a number of development agreements to provide project development services. The revenue and equity benefits of such agreements are described as follows:

Development Agreements. We enter into development agreements with third parties for the development of wind projects. The development agreements call for development fees ranging from 1% to 5% of the total project cost. The development fees are due in three installments. Ten percent is due at the development agreement signing. Another 40% is due at the signing of the power purchase agreement, and the remaining 50% is due at the commercial operation date of the project. As of December 31, 2007, we were involved with various development agreements at different stages within the contracts. We were also involved with several new projects for which development agreements have not yet been signed.

Equity Participation. An ancillary benefit to the development of most projects is an on-going equity stake in the overall project. We believe it is important for the various land owners and community personnel to maintain majority ownership and control of these projects for a variety of reasons, but we maintain an equity stake. The equity stake will not provide revenue until such time as the debt from the initial project cost is retired, but at such time, the profit on the project will be paid based on a pro rata equity stake of the initial owners of the project, including us.

We also have entered into several agreements regarding the operation and maintenance of wind farm projects. A summary of certain agreements is as follows:

Management Agreements. We have three agreements in place for existing wind projects to perform management services for those projects. The agreements provide monthly management fees equal to 2% of the project’s gross sales. These agreements also provide payments for general and administrative fees, maintenance fees and any other out-of-pocket expenses for the project. The contracts expire at various dates through 2015. The agreements may be terminated by the wind farm, upon the last day of the month that is at least 30 days after we have received written notice of the intent to terminate the agreement.

Administrative Services Agreements. We have four agreements in place for existing wind projects to perform administrative services for those projects. These agreements provide quarterly payments in advance of services performed. Payments range from $4,500 to $5,000 per quarter, and will continue through the change of percentage ownership date, as defined by the administrative service agreements, and will be renewed annually without any additional action. The agreements may be terminated by the wind farm, upon at least 90 days written notice to us.

The financial statements included as part of this current report and the financial discussion reflect the performance of Juhl Energy and DanMar, which became our wholly-owned subsidiaries on June 24, 2008.

Revenue Growth Forecast:

We maintain a revenue forecasting model that estimates future revenue of each project on a prospective basis.  Project by project revenue is then totaled to arrive at an annual revenue forecast.  The revenue model is updated regularly to account for changes in project parameters and project timing.  At this time, we have estimated revenue for the years 2008, 2009 and 2010 based on our current projects under development, as follows:

2008	2009	2010
$4,961,000	$8,972,000	$13,952,000

Revenue forecasts and projections are inherently inaccurate and are subject to numerous uncertainties, including those business risks described in the “Risk Factors” section of this current report. The estimates we have made may vary substantially from actual results due to, among other things, changes in project timing.  In addition, our independent accountants have neither compiled nor examined the projections and, accordingly, do not express any opinion or any other form of assurance with respect thereto. The inclusion of financial projections should not be regarded as a representation by us, or any other person, of results that will be achieved. Moreover, we do not intend to update or otherwise revise the financial projections to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Expenses

Our primary expenses include those associated with our corporate operations and outsourced professional services firms on a project-by-project basis. Our corporate operating expenses include salaries and wages, employee taxes and fringe benefits and general and administrative expenses, including payments for legal, accounting, marketing and other professional services.

Our specific project expenses include professional services, utility interconnection study fees, local subcontractors and local maintenance and labor costs. New project development expenses include expenses relating to initial project development activities, including labor costs, expenses related to our feasibility analyses and other studies, payments for legal and other professional and advisory services, and easement payments made before a project becomes financially viable and capitalized.

Certain of these expenses may be capitalized depending on the stage of development of a particular wind farm based on our estimates and judgments involving the completion of certain milestones. A discussion of these determinations and the capitalization of such expenses is included under the caption “Critical Accounting Policies -- Capitalization and Investment in Project Assets” below.

During recent periods, we have seen increases in the costs relating to certain elements of our wind farm construction activities. Most of these costs are treated as a “pass-through” to our customers on each project, but we may incur some risk from time to time. These include increases in:

•	the price of wind turbines and transportation costs,

•	some aspects of local construction activity due to increases in the prices of commodities used in construction and

•	the amount we must pay in order to attract and retain qualified energy industry professionals.

We believe that the costs for some or all of these items are likely to continue to increase in future periods and, therefore, could negatively impact our results of operations.

Results of Operations

Comparison of the Year ended December 31, 2007 and the Year ended December 31, 2006

	2007	2006	Period to Period Change	% Change

Revenue	$707,161	$1,496,529	(789,368)	(52.70)%

General and Administrative Expenses	116,935	110,094	6,841	6.20%

Payroll and Employee Benefits	158,954	173,012	(14,058)	(8.10)%

Wind farm Management Expenses	135,333	204,475	(69,142)	(33.81)%

Operating Income	295,939	1,008,948	(713,009)	(70.70)%

Other Income (Expense)	726	-850	1,576	-185.40%

Interest Income	102	489	(387)	(79.10)%

Net Income	$296,797	$1,008,587	$(711,790)	(70.57)%

Revenue

Revenue for the year ended December 31, 2007 was $707,161, compared to $1,496,529 for the year ended December 31, 2006. This represented a decrease of $789,368, or 52%, compared with the corresponding period in 2006. We faced a decrease in consulting services revenue due to variations in timing of projects in development and the decision by us to assess our expansion options which led to the ultimate decision to execute the share exchange agreement described in Item 1.01 of this current report. We saw a slight increase in wind farm management revenue reflecting the ongoing strength of those projects we have previously developed and now provide management services.

Expenses

General and Administrative Expenses.    General and administrative expenses for the year ended December 31, 2007 were $116,935, compared with $110,094 for the year ended December 31, 2006, which represented a $6,841, or 6.2%, increase. This increase was due to slight increases in professional fees (legal and accounting services), and an increase in rent, utilities, recruiting, temporary personnel, public relations and other overhead expenses.

Payroll and Employee Benefits.    Salary, wages, employment taxes and fringe benefits for the year ended December 31, 2007 were $158,954 compared with $173,012 for the year ended December 31, 2006, which represented a $14,058, or 8.1%, decrease. This decrease was tied to the reduction in revenue due to the variations in project timing and our decision to assess expansion options.

Wind farm Management Expenses. Wind farm management expenses for the year ended December 31, 2007 were $135,333, compared with $204,475 for the year ended December 31, 2006, which represented a $69,142, or 33.8%, decrease. This decrease was due to increased efficiency in management operations and the reduction of some up front costs no longer needed to support specific wind farms.

Net Income

 Net Income. Net income for the year ended December 31, 2007 was $296,797, compared with $1,008,587 for the year ended December 31, 2006, which represented a $711,790, or 70.5%, decrease. This decrease was tied to the reduction in revenue due to the variations in project timing, development fees and our decision to assess expansion options.

Accounts Receivable

Traditional credit terms are extended to customers in the normal course of business. We perform ongoing credit evaluations of our customers’ financial condition and generally require no collateral. We did not experience any material payment defaults during the period ended December 31, 2007.

Property, Plant and Equipment

As of December 31, 2007, we held $135,024 in net value of property, plant and equipment. These assets included office equipment, machinery shop equipment and a service van.

Comparison of the quarter ended March 31, 2008 and the quarter ended March 31, 2007

	Quarter Ended March 31, 2008	Quarter Ended March 31, 2007	Period to Period Change	% Change

Revenue	$164,690	$146,035	18,655	12.77%

General and Administrative Expenses	19,679	17,752	1,927	10.86%

Payroll and Employee Benefits	42,629	35,337	7,292	20.64%

Wind farm Management Expenses	47,819	22,583	25,236	111.75%

Operating Income	54,563	70,363	(15,800)	(22.45)%

Other Income	0	25	(25)	(100.00)%

Interest Income	0	90	(90)	(100.00)%

Net Income	$54,563	$70,478	$(15,915)	(22.58)%

Revenue

Revenue for the quarter ended March 31, 2008 was $ 164,690 compared to $146,035 for the quarter ended March 31, 2007. This represented an increase of $18,655, or 12.7%, compared with the corresponding period in 2007. The increase was primarily driven by increased consulting services performed.

Expenses

General and Administrative Expenses.    General and administrative expenses for the quarter ended March 31, 2008 were $19,679, compared with $17,752 for the quarter ended March 31, 2007, which represented a $1,927, or 10.8%, increase. This increase was due to slight increases in professional fees and an increase in rent, utilities, recruiting, temporary personnel, public relations and other overhead expenses.

Payroll and Employee Benefits.    Salary, wages, employment taxes and fringe benefits for the quarter ended March 31, 2008 were $42,629, compared with $35,337 for the quarter ended March 31, 2007, which represented a $7,292, or 20.6%, increase. This increase was primarily the result of increased compensation for our employees on a year over year basis.

Wind farm Management Expenses. Wind farm management expenses for the quarter ended March 31, 2008 were $47,819, compared with $22,583 for the quarter ended March 31, 2007, which represented a $25,236, or 111.75%, increase. This increase was due to additional projects coming online and under management.

Net Income

 Net Income    Net income for the quarter ended March 31, 2008 was $54,563, compared with $70,478 for the quarter ended March 31, 2007, which represented a decrease of $15,915, or 22.58%, decrease. This decrease was tied to the increase in expenses as a result of additional projects coming on line and to the variations in project timing.

Accounts Receivable

Traditional credit terms are extended to customers in the normal course of business. We perform ongoing credit evaluations of our customers’ financial condition, and, generally require no collateral. We did not experience any material payment defaults during the period ended March 31, 2008.

Property, Plant and Equipment

As of March 31, 2008, we held $131,071 in net value of property, plant and equipment. These assets included office equipment, machinery shop equipment and a service van.

Liquidity and Capital Resources

Since our inception, we have financed operations through consulting and service fees from customers, debt and private equity investment by existing stockholders and short-term debt.

As of June 24, 2008, we had approximately $4,100,000 in cash and cash equivalents, including the proceeds from the private placement completed concurrently with our exchange transaction. We estimate that our existing cash, combined with our revenues, will be sufficient to fund current operations for at least 12 months. If our plans or assumptions change or prove to be inaccurate, we may be required to seek additional capital through public or private debt or equity financings. If we need to raise additional funds, we may not be able to do so on terms favorable to us, or at all. If we cannot raise sufficient funds on acceptable terms, we may have to curtail our level of expenditures and our rate of expansion.

Concurrently with the closing of the exchange transaction, we completed the sale of 5,160,000 units in a private placement to two institutional investors for $1.00 per unit. Each unit consisted of one share of our newly-created series A convertible preferred stock, par value $.0001, and detachable, transferable class A, class B and class C warrants to purchase an aggregate of 1.5 shares of our common stock for $1.25 (class A), $1.50 (class B) and $1.75 (class C) per share. Each share of series A convertible preferred stock is initially convertible into one share of our common stock. We received gross proceeds of $5,160,000 in consideration for the sale of these units. The use of these proceeds are predominantly for ongoing operations and to pay expenses related to the exchange transaction and the financing, including investor relations.

Cash Flows

Comparison of the Year ended December 31, 2007 and the Year ended December 31, 2006

Net cash provided by operating activities for the year ended December 31, 2007 was $251,068, compared to $885,853 provided by operating activities for the year ended December 31, 2006. The decrease in net cash provided by operating activities was primarily due to a $711,820 decrease in net income.

Net cash used for investing activities for the year ended December 31, 2007 was $3,400, compared to $27,769 used for investing activities for the year ended December 31, 2006. The decrease in net cash used for investing activities was due to a decrease in the purchases of property, plant and equipment.

Net cash used for financing activities for the year ended December 31, 2007 was $377,737, compared to $658,682 provided by financing activities for the year ended December 31, 2006. The decrease in net cash used for financing activities was primarily due to $196,151 decrease in distributions of cash to shareholders.

Comparison of the Quarter ended March 31, 2008 and the Quarter ended March 31, 2007

Net cash provided by operating activities for the quarter ended March 31, 2008 was $94,541, compared to $113,640 provided by operating activities for the quarter ended March 31, 2007. The decrease of $19,099 in net cash provided by operating activities was due to a decrease in our sales revenue as a result of the timing of recognized project income and payment of vendor deposits.

Net cash provided by investing activities for the quarter ended March 31, 2008 was $10,941 compared to $0 provided by investing activities for the quarter ended March 31, 2007. The increase in net cash provided by investing activities was due to cash received from the Community Wind Development Company contribution.

Net cash used for financing activities for the quarter ended March 31, 2008 was $557 compared to $165,388 used for financing activities for the quarter ended March 31, 2007. The decrease in net cash used for financing activities was due to the decrease in distributions of cash to shareholders.

Off-Balance Sheet Arrangements

We have not entered into any transactions with unconsolidated entities in which we have financial guarantees, subordinated retained interests, derivative instruments or other contingent arrangements that expose us to material continuing risks, contingent liabilities or any other obligations under a variable interest in an unconsolidated entity that provides us with financing, liquidity, market risk or credit risk support.

Critical Accounting Policies

The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to exercise its judgment. We exercise considerable judgment with respect to establishing sound accounting polices and in making estimates and assumptions that affect the reported amounts of our assets and liabilities, our recognition of revenues and expenses, and disclosures of commitments and contingencies at the date of the financial statements.

On an ongoing basis, we evaluate our estimates and judgments. We base our estimates and judgments on a variety factors including our historical experience, knowledge of our business and industry, current and expected economic conditions, the composition of our products/services and the regulatory environment. We periodically re-evaluate our estimates and assumptions with respect to these judgments and modify our approach when circumstances indicate that modifications are necessary.

While we believe that the factors we evaluate provide us with a meaningful basis for establishing and applying sound accounting policies, we cannot guarantee that the results will always be accurate. Since the determination of these estimates requires the exercise of judgment, actual results could differ from such estimates. A description of significant accounting polices that require us to make estimates and assumptions in the preparation of our consolidated financial statements is as follows:

Revenue Recognition. We receive a down payment upon the acceptance of a development contract by the wind farm owner. With no work performed on the contract, the down payment is considered deferred revenue and is recognized over the estimated life of the contract. We recognize additional revenue from development contracts upon completion of each of the two deliverables in the development contract. Revenue is recognized upon completion due to inherent uncertainties relating to the wind energy market. The first deliverable is the acceptance of the power purchase agreement by the wind farm owner and power company. The compensation relating to the acceptance of the power purchase agreement is recognized on the date the agreement is executed. The second deliverable is the commercial operation date of the project. Revenue is recognized for this deliverable when the project becomes commercially operational according to the power company.

We have signed administrative services agreements with several wind turbine projects to provide management and bookkeeping services. The administrative services agreements call for quarterly payments in advance of services rendered. The administrative service payments are carried as deferred revenue and recognized monthly as services are performed. See “Revenue from Agreements” above.

Capitalization and Investment in Project Assets.  Our wind farms have four basic phases: (i) development (which includes pre-development), (ii) financing and applications, (iii) engineering and construction, and (iv) operation and maintenance. During the pre-development phase, milestones are created to ensure that a project is financially viable. Project viability is obtained when it becomes probable that costs incurred will generate future economic benefits sufficient to recover these costs.

Examples of milestones required for a viable windpark include the following:

•	the identification, selection and acquisition of sufficient land for control of the land area required for a wind farm,

•	the confirmation of a regional electricity market and the availability of renewable energy credits ("RECs"),

•	the confirmation of acceptable wind resources (feasibility study),

•	the confirmation of the potential to interconnect to the electric transmission grid and

•	the determination of limited environmental sensitivity.

All project development costs are funded through 50% equity and 50% debt from outside investors and local banks. We do not invest our capital in the projects we develop. We have established relationships with equity investment partners, as well as with local banks and these relationships have culminated in the successful funding of several projects. The investment community and marketplace has demonstrated a strong appetite for investments in wind energy in the recent past. These investors recognize a determined rate of return and return of capital typically over a ten year period.  Development fees are generated by us throughout all phases of project development and represent our revenue. Expenses incurred relating to operations are applied under generally accepted accounting principles.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of June 24, 2008, by (a) each person who is known by us to beneficially own 5% or more of our common stock, (b) each of our directors and executive officers, and (c) all of our directors and executive officers as a group.

Name(1)	Number of Shares Beneficially Owned(2,9)		Percentage of Shares Beneficially Owned(3)
5% Stockholders:

Vision Opportunity Master Fund, Ltd.	2,064,091	(4,9)	9.9%

Greenview Capital, LLC	1,987,417	(5,9)	9.9%

Daybreak Special Situations Fund, L.P.	1,987,417	(6,9)	9.9%

Executive Officers and Directors:

Daniel J. Juhl	14,000,000	(7)	70.0%

John P. Mitola	1,250,000	(8)	6.3%

Jeffrey C. Paulson	—		*

Edward C. Hurley	—		*

All executive officers and directors as a group (4 persons)	15,250,000		76.3%

* Less than one percent.

(1)	Other than the 5% Stockholders listed above the address of each person is c/o Juhl Wind, Inc., 996 190th Avenue, Woodstock, Minnesota 56186.

(2)
Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire those shares within 60 days after June 24, 2008, by the exercise or conversion of any warrant, stock option or convertible preferred stock. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(3)
The calculation in this column is based upon 20,000,000 shares of common stock outstanding on June 24, 2008. The shares of common stock underlying warrants, stock options and convertible preferred stock are deemed outstanding for purposes of computing the percentage of the person holding them but are not deemed outstanding for the purpose of computing the percentage of any other person.

(4)
Includes (a) 1,235,000 shares of common stock currently held by Vision Opportunity Master Fund, and (b) 829,091 shares of common stock issuable upon the conversion of series A convertible preferred stock. The address for Vision Opportunity Master Fund, Ltd. is 20 West 55th Street, 5th Floor, New York, New York 10019.

(5)
Includes (a) 1,912,500 shares of common stock owned by Greenview Capital, LLC and its individual members (John Prinz and Gene Maher) and (b) 74,917 shares of common stock issuable upon the conversion of series A convertible preferred stock held by Daybreak Special Situations Fund, an affiliate of Greenview Capital, LLC. The address for Greenview Capital, LLC is 100 E. Cook Road, 1st Floor, Libertyville, Illinois 60048.

(6)
Includes (a) 1,912,500 shares beneficially owned by Greenview Capital, LLC, an affiliate of Daybreak Special Situations Fund, and (b) 74,917 shares of common stock issuable upon the conversion of series A convertible preferred stock. The address for Daybreak Special Situations Fund, L.P. is 100 E. Cook Road, 2nd Floor, Libertyville, Illinois 60048.

(7)
Includes 3,500,000 shares of common stock held by Mary Juhl, Mr. Juhl’s spouse, and 7,000,000 shares held by the Juhl Family Limited Partnership, a Delaware limited partnership in which Mr. Juhl is the general partner.

(8)
Includes 125,000 shares held by the Mitola Family Limited Partnership, a Delaware limited partnership in which Mr. Mitola is the general partner. Excludes stock options to purchase 500,000 shares of common stock granted on June 24, 2008, none of which stock options are currently exercisable and does not include a grant of 10,000 options to purchase common stock as board member compensation, which have not yet been granted and are not currently exercisable.

(9)
Vision Opportunity Master Fund and Daybreak Special Situations Fund each hold preferred stock and warrants that are convertible or exercisable into shares of common stock. The agreement with respect to which these stockholders purchased the preferred stock and warrants contains a limitation of 9.9% (a so-called “blocker”) on the number of shares such stockholders may beneficially own at any time. These numbers reflect that limitation.

Pre-Exchange Transaction Equity Transfers

Prior to the closing of the exchange transaction, Daniel J. Juhl and John P. Mitola engaged in certain transfers of equity for estate planning and corporate purposes. The historical ownership of DanMar and Juhl Energy and the ownership immediately prior to the closing of the exchange transaction are as follows:

DanMar & Associates, Inc.

Pursuant to the pre-incorporation subscription agreement of DanMar, Daniel J. Juhl and Mary Juhl, his spouse, each subscribed to 500 shares of common stock at $1.00 per share of common stock.  On June 12, 2008, Daniel J. Juhl and Mary Juhl each assigned 250 shares of common stock of DanMar to the Juhl Family Limited Partnership.

Juhl Energy Development, Inc.

Upon formation of Juhl Energy, Daniel J. Juhl held 1,000 shares of common stock of Juhl Energy, as the sole shareholder.  Prior to June 7, 2008, Mr. Juhl assigned 450 shares of common stock of Juhl Energy to Mary Juhl.  On June 7, 2008, Daniel J. Juhl transferred 100 shares of common stock of Juhl Energy to John P. Mitola for an agreed upon purchase price, which Mr. Mitola paid through a promissory note to Mr. Juhl.   On June 12, 2008, Daniel J. Juhl and Mary Juhl each assigned 225 shares of common stock of Juhl Energy to the Juhl Family Limited Partnership.   On June 19, 2008, Mr. Mitola assigned 10 shares of Juhl Energy to the Mitola Family Limited Partnership.

Directors and Executive Officers

Executive Officers and Directors

The names, ages and positions of our executive officers and directors as of June 24, 2008, are as follows:

Name	Age	Position
Daniel J. Juhl	57	Chairman of the Board of Directors and Chief Executive Officer
John P. Mitola	42	President and Director
Jeffrey C. Paulson	52	General Counsel, Vice President and Secretary
Ed Hurley	54	Director Nominee

The principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers and directors are as follows:

Daniel J. Juhl became our Chairman of the Board and Chief Executive Officer on June 24, 2008, and has served as President of Juhl Energy since September 2007 and DanMar since January 2003. Mr. Juhl has been involved in the wind power industry for more than 25 years. He has experience in the design, manufacture, maintenance and sale of wind turbines. He also provides consulting services in the wind power industry helping farmers develop wind projects that qualify for Minnesota’s renewable energy production incentives. Mr. Juhl has developed 1,500 megawatts of wind generation in his 25 years of experience in the field. He has served as the chief technology officer of Next Generation Power Systems, Inc. from October 2005 until the present. He has been the principal consultant for wind energy projects to Edison Capital, Johnson Controls, John Deere Capital, Nordex Turbines, Suzlon Turbine Manufacturing, Nebraska Power and Excel Energy. He has appeared before numerous state and federal governmental bodies advocating wind power and community-based energy development on behalf of landowners, farmers and ranchers. Mr. Juhl wrote the popular wind energy reference guidebook, “Harvesting Wind Energy as a Cash Crop.”

John P. Mitola became our President and a member of our board of directors on June 24, 2008, and has served in similar positions with Juhl Energy since April 2008. Mr. Mitola has more than 20 years of experience in the energy and environmental industries, real estate development, venture capital, engineering and construction. He has been a managing partner with Kingsdale Capital International, a private equity and capital advisory firm specializing in merchant banking, leveraged buyouts and corporate finance, since August 2006. Mr. Mitola currently serves as Chairman of the Illinois Toll Highway Authority, having been appointed to chair the state authority by Illinois Governor Rod Blagojevich in March 2003 and has served in that capacity since that time. The Illinois State Toll Highway Authority is one of the largest agencies in Illinois and is one of the largest transportation agencies in North America with a $600 million annual operating budget and a $6.3 billion capital program, operating over 274 miles of roadway serving the Chicago metro region.

Most recently, Mr. Mitola was Chief Executive Officer and a director of Electric City Corp., a publicly-held company that specialized in energy efficiency systems, where he served from January 2000 to February 2006, and general manager of Exelon Thermal Technologies, a subsidiary of Exelon Corp. that designed and built alternative energy systems, from March 1997 to December 1999. Mr. Mitola is also a member of the board of directors of publicly-traded companies Composite Technology Corp. and IDO Security Inc.  He is a member of the American Society of Heating, Refrigerating and Air-Conditioning Engineers, the International District Energy Association and the Association of Energy Engineers. His community affiliations include membership in the Economic Club of Chicago, Union League Club and the governing board of the Christopher House Board of Directors. He is also a member of the boards of Scholarship Chicago, the Illinois Council Against Handgun Violence and the Illinois Broadband Development Council. Mr. Mitola received his B.S. degree in engineering from the University of Illinois at Urbana-Champaign and J.D. degree from DePaul University College of Law.

Jeffrey C. Paulson became our General Counsel, Vice President and Secretary on June 24, 2008, and has performed similar duties for Juhl Energy and DanMar as its outside legal counsel. Since 2002, Mr. Paulson has been the principal of Jeffrey C. Paulson & Associates, Ltd., a law firm specializing in the representation of companies in the renewable energy business. Mr. Paulson is a former regulatory attorney and Senior Attorney for Northern States Power Company. He has extensive knowledge and experience with the regulatory environment that is critical in securing favorable power purchasing contracts and interconnection agreements. He has been counsel for all of Juhl Energy’s community-based projects relating to limited liability company formation, land use documentation and power purchasing agreements. He was the former top aide to U.S. House Speaker Dennis Hastert.

Edward C. Hurley has agreed to become a director of our company shortly following the closing of the exchange transaction. Mr. Hurley currently serves as Of Counsel to the law firm of Chico & Nunes, P.C. since January, 2007. Prior to joining this firm, in 2006 and 2007, Mr. Hurley was a director in the Governor’s office of the state of Illinois, and prior to that from 2003 to 2006, he served as Chairman of the Illinois Commerce Commission (the “ICC”), the agency that regulates public utilities in Illinois. During more than 13 years of service at the ICC, Mr. Hurley served as the agency's chairman (from 1999 - 2003), and previously as a commissioner and an administrative law judge. As the ICC's chairman, Mr. Hurley oversaw the work of nearly 300 employees and a budget of $128 million. During his tenure at the ICC, Mr. Hurley was a decision-maker involved in resolving the most complex issues impacting Illinois businesses governed by the ICC, including the deregulation of electric energy markets, process for procurement of electricity by electric utilities, and mergers and acquisitions of telecommunications, electric and natural gas utilities.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by the board of directors and serve at the discretion of the board.

We have agreed with Vision Opportunity Master Fund, the lead investor in the private placement, to nominate to our board of directors an independent and industry-qualified director selected by it, and reasonably acceptable to us, to serve as a director for at least three years after the closing of the exchange transaction and private placement. We have also agreed to cause such director to be appointed to the audit or compensation committee of our board, when established. Mr. Hurley has been appointed as such director.

Additionally, we have agreed to appoint two additional independent members to our board of directors no later than six months following the closing of the exchange transaction. If we fail to appoint such additional independent directors within that time period, Vision Opportunity Master Fund has the right, exercisable within the ensuing 60 days to appoint those independent directors to our board of directors, subject to our reasonable approval.

Board Committees

We have not previously had an audit committee, compensation committee or nominations and governance committee. Later in 2008, our board of directors expects to create such committees, in compliance with established corporate governance requirements.

Audit Committee. We plan to establish an audit committee of the board of directors. The audit committee’s duties would be to recommend to the board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee. We plan to establish a compensation committee of the board of directors. The compensation committee would review and approve our salary and benefits policies, including compensation of executive officers. The compensation committee would also administer our proposed Incentive Compensation Plan, and recommend and approve grants of stock options and restricted stock under that plan.

Nominations and Governance Committee. We plan to establish a nominations and governance committee of the board of directors. The purpose of the nominations and governance committee would be to select, or recommend for our entire board’s selection, the individuals to stand for election as directors at the annual meeting of stockholders and to oversee the selection and composition of committees of our board. The nominations and governance committee’s duties would also include considering the adequacy of our corporate governance and overseeing and approving management continuity planning processes.

Director Compensation

Directors are expected to timely and fully participate in all regular and special board meetings, and all meetings of committees that they may serve on. We expect to compensate non-management directors through minimal cash compensation and stock option or restricted stock grants under our 2008 Incentive Compensation Plan. We plan to pay directors $10,000 per year in cash and to provide a stock option grant of 10,000 shares per year with a strike price set upon the day of the grant. Our management directors do not receive any additional cash compensation for service on the board. Prior to June 24, 2008, directors of MH & SC, Incorporated were not compensated for their services as directors.

Indebtedness of Directors and Executive Officers

None of our executive officers or present or proposed directors, or their respective associates or affiliates, is indebted to us.

Family Relationships

There are no family relationships among our executive officers and present or proposed directors.

Legal Proceedings

As of the date of this current report, there are no material proceedings to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

Executive Compensation

The table below summarizes the compensation earned for services rendered to MH & SC, Incorporated, Juhl Energy and DanMar in all capacities, for the years indicated, by its Chief Executive Officer and two most highly-compensated officers other than the Chief Executive Officer.

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Daniel J. Juhl	2007	$74,400	-	-	-	-	-	-
Chairman and Chief	2006	$74,400	-	-	-	-	-	-
Executive Officer	2005	$74,400	-	-	-	-	-	-

John P. Mitola (1)	2007	-	-	-	-	-	-	-
President	2006	-	-	-	-	-	-	-
	2005	-	-	-	-	-	-	-

Jeffrey C. Paulson	2007	-	-	-	-	-	-	-
General Counsel, Vice	2006	-	-	-	-	-	-	-
President, Secretary	2005	-	-	-	-	-	-	-

Cory Heitz (2)	2007	-	-	-	-	-	-	-
former Director, Chief	2006	-	-	-	-	-	-	-
Executive Officer, Principal Financial Officer and Principal Accounting Officer	2005	-	-	-	-	-	-	-

(1)	Mr. Mitola joined Juhl Energy in April 2008. No compensation was paid to him in any of the above periods.

(2)	Mr. Heitz resigned as an officer and director of our company on June 24, 2008.

The aggregate amount of benefits in each of the years indicated did not exceed the lesser of $50,000 or 10% of the compensation of any named officer.

Stock-Based Compensation Plans

Prior to the closing of the exchange transaction, we have not had a stock option plan or other similar incentive compensation plan for officers, directors and employees, and no stock options, restricted stock or SAR grants were granted or were outstanding at any time.

Employment Agreements

On June 7, 2008, Juhl Energy entered into an Executive Employment Agreement with Daniel J. Juhl (the “Juhl Employment Agreement”). Under the Juhl Employment Agreement, which was assigned to us at the closing of the exchange transaction, we will employ Mr. Juhl as Chief Executive Officer for a term beginning on the closing date of the exchange transaction and ending on December 31, 2011. Mr. Juhl’s monthly salary during the three full years of the employment agreement will be $14,583 from June 24, 2008, $16,667 and $18,750, respectively. We will pay Mr. Juhl an annual performance bonus of a maximum of his annual salary upon reaching certain goals established by the board of directors. The performance bonus is conditioned upon (a) profitable operation of our company for the full year for which the bonus is to be paid and (b) minimum revenue growth during the year for which the bonus is to be paid as established by the board and set for 2008 and 2009 at $4.9 million and $8.9 million, respectively. Mr. Juhl will receive an automobile allowance of $750 per month and other employee benefits provided to similarly-situated employees. In the event Mr. Juhl terminates his employment for good reason, he will receive severance compensation in the amount equal to 90 days’ pay.

On June 7, 2008, Juhl Energy entered into an Executive Employment Agreement with John P. Mitola (the “Mitola Employment Agreement”). Under the Mitola Employment Agreement, which was assigned to us at the closing of the exchange transaction, we will employ Mr. Mitola as President for a term beginning on the closing date of the exchange transaction and ending on December 31, 2011. Mr. Mitola’s monthly salary during the three full years of the employment agreement will be $14,583 from April 1, 2008, $16,667 and $18,750, respectively. We will pay Mr. Mitola an annual performance bonus of a maximum of his annual salary upon reaching certain goals established by the board of directors. The performance bonus is conditioned upon (a) profitable operation of our company for the full year for which the bonus is to be paid and (b) minimum revenue growth during the year for which the bonus is to be paid as established by the board and set for 2008 and 2009 at $4.9 million and $8.9 million, respectively. Mr. Mitola will also receive stock options to purchase 500,000 shares of our common stock exercisable at $1.00 per share, which options will vest in three increments of one-third each upon completion of each year of employment. Mr. Mitola will receive an automobile allowance of $750 per month and other employee benefits provided to similarly-situated employees. In the event Mr. Mitola terminates his employment for good reason, he will receive severance compensation in the amount equal to 90 days’ pay.

2008 Incentive Compensation Plan

On June 16, 2008, our board of directors and holders of a majority of our outstanding shares of common stock adopted and approved a new 2008 Incentive Compensation Plan, which our new board ratified on June 24, 2008.  The purpose of our Incentive Compensation Plan is to provide stock options, stock issuances and other equity interests to employees, officers, directors, consultants, independent contractors, advisors and other persons who have made or are expected to make contributions to our company.  On June 24, 2008, immediately following the closing of the exchange transaction and private placement, we granted stock options to purchase 500,000 shares of common stock at $1.00 per share to John P. Mitola.

Administration.  Our Incentive Compensation Plan is to be administered by our Compensation Committee, provided, however, that except as otherwise expressly provided in the plan, the committee may delegate some or all of its power or authority to our President, Chief Executive Officer or other executive officer. Subject to the terms of our plan, the committee is authorized to construe and determine the stock option agreements, other agreements, awards and the plan, prescribe, amend and rescind rules and regulations relating to the plan and awards, determine acceleration of vesting schedules or award payments and forfeitures, determine terms and provisions of stock options agreements (which need not be identical), grant awards for performance goals and option awards and stock appreciation rights based upon a vesting schedule and correct defects, supply omissions or reconcile inconsistencies in the plan or any award thereunder, and make all other determinations as the committee may deem necessary or desirable for the administration and interpretation of our plan.

Eligibility.  The persons eligible to receive awards under our Incentive Compensation Plan are the employee, officers, directors, consultants, independent contractors and advisors of our company or any parent or subsidiary of our company and other persons who have made or are expected to make contributions to our company.

Types of Awards.  Our Incentive Compensation Plan provides for the issuance of stock options, incentive stock options, restricted compensation shares, restricted compensation share units, stock appreciation rights (or SARs), performance shares, award shares and other stock-based awards.   Performance share awards entitle recipients to acquire shares of common stock upon the attainment of specified performance goals within a specified performance period, as determined by the committee.

Shares Available for Awards; Annual Per-Person Limitations.  Subject to certain recapitalization events described in our plan, the aggregate number of shares of common stock that may be issued pursuant to our Incentive Compensation Plan at any time during the term of the plan is 3,611,111 shares.  If any award expires, or is terminated, surrendered or forfeited, the common stock covered by such award will again be available for the grant of awards under our plan. No participant may be granted awards during a fiscal year to purchase more than 30,000 shares of common stock subject to recapitalization events.

Stock Options and Stock Appreciation Rights.  The committee is authorized to grant stock options, including both incentive stock options (or ISOs), and non-qualified stock options, restricted compensation shares, restricted compensation share units, stock appreciation rights, performance shares and award shares. The terms and conditions of awards under the plan including number of shares covered, exercise price per share and term are determined by the committee, but in the case of an ISO, the exercise price must not be less than the fair market value of a share of common stock on the date of grant. For purposes of our Incentive Compensation Plan, if at the time of a grant, our company’s common stock is publicly traded, the term “fair market value” means (i) if listed on an established stock exchange or national market system, the last reported sales price or the closing bid if no sales were reported on such exchange or system, or (ii) the average of the closing bid and asked prices last quoted by an established quotation service for over-the-counter securities if the common stock is not reported on a national market system. In the absence of an established market for our common stock, the fair market value shall be determined in good faith by the committee.  The number of shares covered by each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the committee, except that no option or stock appreciation right may have a term exceeding ten years. The committee also determines the terms and conditions of restricted compensation shares, restricted compensation share units, performance shares, award shares and other stock-based awards under our plan.

Restricted Compensation Shares and Restricted Compensation Share Units.  The committee is authorized to grant restricted compensation shares and restricted compensation shares units. An award of restricted compensation shares is a grant which entitles recipients to acquire shares of common stock subject to restrictions on transfer and which may be forfeited if all specified employment, vesting and/or performance conditions as determined by the committee are not met. An award of restricted compensation share units confers upon a recipient the right to acquire, at some time in the future, restricted compensation shares, subject to forfeiture if all specified award conditions as determined by the committee are not met

Performance Shares and Award Shares.  The committee is authorized to grant awards entitling recipients to acquire shares of common stock upon the attainment of specified performance goals and grant awards entitling recipients to acquire shares of common stock subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment needs as determined by the committee, subject to such other terms as the committee may specify.

Other Stock-Based Awards.  The committee is authorized to grant other awards based upon the common stock having such terms and conditions as the committee may determine including, without limitation, the grant of securities convertible into common stock and the grant of phantom stock awards or stock units.

Performance Goals and Other Criteria.  The committee shall establish objective performance goals for participants or groups of participants for performance-based awards under the plan excluding options and stock appreciation rights. With respect to participants who are “covered employees” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended), an award other than an option or a stock appreciation right may be based only on performance factors that are compliant with applicable regulations.

Other Terms of Awards.  Options may be exercised by written notice of exercise to us by way of cashless exercise, settlement of which shall be made solely in cash. Unless otherwise determined by the committee, awards may not be transferred except by will or the laws of descent and distribution and, during the life of the participant, may be exercisable only by the participant. However, except as the committee may otherwise determine, nonstatutory options and restricted compensation shares may be transferred pursuant to a qualified domestic relations order (as defined by ERISA) or pursuant to certain estate-planning vehicles. To the extent not inconsistent with the plan or applicable law, the committee may include additional provisions in awards such as, among other things, restrictions on transfer, commitments to pay cash bonuses and guaranty loans. The committee shall determine the effect on awards of disability, death, retirement, leave of absence or other change in participant status. We have the right to deduct applicable taxes from payments to award recipients. Participants have no right to continued employment or other relationship with us, and subject to award provisions, participants have no rights as shareholders of our company until becoming record shareholders.

 Acceleration or Extension of Vesting; Change in Control. The committee may, in its discretion, accelerate the dates on which all or any particular option or award under the plan may be exercised and may extend the dates during which all or any particular option or award under the plan may be exercised or vest. In the case of a “change in control” of our company, as defined in our Incentive Compensation Plan, we will take one or a combination of the following actions: (a) make appropriate provision for the continuation or assumption of the awards; (b) acceleration of exercise or vesting of the awards; (c) exchange of the awards for the right to participate in a benefit plan of a successor; (d) repurchase of awards; or (e) termination of awards immediately prior to a change in control.

Amendment and Termination. The board of directors may amend, suspend or terminate our Incentive Compensation Plan provided, however, that no amendment may be made without stockholder approval if such approval is necessary to comply with any applicable law, rules or regulations. Our plan became effective upon the date it was adopted by the committee and approved by our stockholders, and no awards may be granted under the plan after the completion of then years thereafter. Awards previously granted may extend beyond that date.

Certain Relationships and Related Transactions

During the year ended December 31, 2007 and 2006, we rented storage space from Daniel J. Juhl, our Chairman and Chief Executive Officer, on a year-to-year basis. The rent expense for the storage space was $6,500 and $6,000 for the years ended December 31, 2007 and 2006, respectively.

Description of Securities

Common Stock

Holders of our common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. However, the current policy of our board of directors is to retain earnings, if any, for the operation and expansion of the company. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. All issued and outstanding shares of common stock are, and the common stock reserved for issuance upon exercise of our stock options or warrants, or conversion of our series A convertible preferred stock, will be, when issued, fully-paid and non-assessable.

Preferred Stock

Our certificate of incorporation authorizes the issuance of up to 20,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors.

Series A Convertible Preferred Stock

General. We are currently authorized to issue up to 6,000,000 shares of series A convertible preferred stock, par value $.0001 per share (the “Preferred Stock”), of which 5,160,000 shares are issued and outstanding. The following description of the Preferred Stock is qualified in its entirety by reference to the form of Certificate of Designation fixing the rights, powers and privileges of the Preferred Stock, a copy of which is being filed as an exhibit to this current report.

Conversion. Holders of Preferred Stock will be entitled at any time to convert their shares of Preferred Stock into our common stock, without any further payment therefor. Each share of Preferred Stock is initially convertible into one share of our common stock. The number of shares of Common Stock issuable upon conversion of the Preferred Stock is subject to adjustment upon the occurrence of certain customary events, including, among others, a stock split, reverse stock split or combination of our common stock; an issuance of our common stock or other securities as a dividend or distribution on the common stock; a reclassification, exchange or substitution of the common stock; or a capital reorganization of our company. Additionally, for a period of 24 months after the closing of the private placement, the holders of Preferred Stock will have “full-ratchet” anti-dilution price protection, with limited exceptions for issuances under employee benefit plans and pursuant to transactions involving a strategic partner pre-approved by the holders on a case-by-case basis. After 24 months, the holders of Preferred Stock will have “weighted average” anti-dilution price protection.

Voting Rights. Holders of Preferred Stock are not entitled to vote their shares with the holders of our common stock, except for certain extraordinary corporate transactions, in which case they vote as a separate class. Holders of Preferred Stock shall also have any voting rights to which they are entitled by Delaware law.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our company, including a merger or consolidation of our company with or into another company, or any transfer, sale or lease by us of substantially all of our assets, the holders of Preferred Stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution is made to holders of our common stock or any other series of our preferred stock, liquidating distributions in an amount equal to $1.20 per share, plus accrued but unpaid dividends.

Redemption. The Preferred Stock may not be redeemed by us at any time, other than in accordance with the provisions of the Securities Purchase Agreement and the Registration Rights Agreement which are attached.

Dividends. Holders of Preferred Stock will entitled to receive dividends at a rate of 8% per year, payable quarterly in arrears in cash or shares of our common stock.

Covenants. The Certificate of Designation governing the terms of the Preferred Stock contain certain negative covenants, such as a limitation on indebtedness, a limitation on increases in executive compensation, an incentive compensation plan not to exceed 10% of our outstanding shares, and restrictions on mergers, acquisitions and other fundamental transactions, without the prior written consent of a majority of the holders of Preferred Stock, and certain affirmative covenants such as our engagement of an investor relations firm reasonably acceptable to the holders, and maintenance of directors and officers liability insurance and key-man life insurance for our benefit on the lives of each of Daniel J. Juhl and John P. Mitola in the respective amounts of $3,000,00 and $2,000,000. All covenants expire if the Preferred Stock position held by Vision Opportunity Master Fund falls below 20% of the original Preferred Stock position held by it immediately following the closing of the private placement.

Warrants

Each class A, class B and class C warrant entitles the holder thereof to purchase one share of our common stock at the exercise price of $1.25, $1.50 and $1.75 per share, respectively, from the date of issuance until the fifth anniversary of the closing of the private placement. In the private placement, we issued an aggregate of 7,740,000 warrants, of which the class A, class B and class C warrants (the “Warrants”) are each exercisable for a total of 2,580,000 shares.

If the shares of common stock issuable upon the conversion of the Preferred Stock and exercise of the Warrants are not fully registered within 12 months after the closing of the private placement, we will be required to issue additional shares of our common stock to the holders incident to the exercise of the Warrants determined as an additional 2% of the total shares of common stock held for each 30 days that passes after the expiration of such 12-month period. Additionally, in the event that we fail to achieve at least $2,000,000 of combined revenue for the first four reported fiscal quarters ending after the closing of the private placement, the exercise price of the Warrants will be reduced by 20%.

Redemption. The Warrants may be redeemed by us if (i) the volume weighted average price per share of our common stock is greater than double the respective exercise price for each of the class A, class B and class C warrants for a period of 30 days with a minimum average trading volume of at least 50,000 shares per day and (ii) the shares of common stock issuable upon the exercise of the Warrants are fully registered.

Transfer, Exchange and Exercise. The Warrants may be exercised upon surrender of the certificate therefor on or prior to the expiration or redemption date (as explained below) at our offices with the form of “Subscription Form” on the reverse side of the warrant certificate filled out and executed as indicated, accompanied by payment (in the form of certified or cashier’s check payable to our order) of the full exercise price for the number of Warrants being exercised.

Adjustments. The Warrants contain provisions that protect the holders thereof against dilution by adjustment of the exercise price and number of shares that may be purchased in certain events, such as stock dividends and stock splits, and contain anti-dilution price protection as described above under “Series A Convertible Preferred Stock - Conversion” above. The holder of a Warrant will not possess any rights as a stockholder unless and until he exercises the Warrant.

The Warrants do not confer upon holders any voting or any other rights as a stockholder of our company.

The foregoing discussion of the Warrants is qualified entirely by reference to the composite form of the Warrant included as an exhibit to this current report.

Transaction Fees and Use of Proceeds

Juhl Energy engaged Greenview Capital to assist and advise it in an effort to secure financing. Juhl Energy agreed to pay Greenview Capital, and its designees, a fee for such advice in the amount of $300,000 in cash and 2,250,000 shares of common stock. Legal and accounting fees incident to the transaction are anticipated to be not more than $350,000 in the aggregate. We have also agreed to engage an investor relations firm and have set aside $500,000 of the proceeds for such purpose over the ensuing years.

The remaining proceeds of this transaction will be for ongoing operations.

Registration Rights

We have agreed to file an initial registration statement, and subsequent registration statements if necessary, on Form S-1 (or any other applicable form) covering, on a pro rata basis, (a) all the shares of common stock underlying the Preferred Stock and Warrants and (b) the shares of common stock owned by Greenview Capital, LLC, subject to SEC Rule 415 restrictions. We agreed to file the initial registration statement within 90 days after closing of the private placement and have it declared effective within 180 days after the closing. In the event of a full review of the registration statement by the SEC, the required effective date will be extended by 30 days. If (i) the initial registration statement (and subsequent registration statements, if necessary) is not filed on time or declared effective upon the sooner of (A) within three days after the SEC states that there will no review or that the SEC has no further comments, or (B) upon the dates set forth above, or (ii) we fail to timely satisfy our reporting requirements, we are required to pay in cash liquidated damages of 2% of the purchase price of the units in the private placement per each 30-day period or part thereof for any registration default, up to a maximum penalty of 12%.

Lock-Up Agreements

Shares owned by our management will be locked-up until the later of 12 months after the initial registration statement referred to above is declared effective or 24 months after the closing of the private placement. For the 12 months thereafter, management is allowed to sell up to 1/12 of their holdings every month at prices greater than $1.25 per share. Beginning 14 months after the closing, if all the Warrants have been registered, each of Daniel J. Juhl and John P. Mitola will be permitted to sell their holdings as follows: (a) up to 1,000,000 shares at prices greater than $3.00 per share if the trailing 30-day average daily trading volume is greater than 100,000 shares or (b) an unrestricted number of shares of common stock at prices greater than $5.00 per share if the trailing 30-day average daily trading volume is greater than 200,000 shares per day for the same trailing 30-day period.

For the period beginning after the initial registration statement is declared effective and for the 18 months thereafter, Greenview Capital and its affiliates will be allowed to sell their holdings only as follows: (a) at prices greater than $2.00 per share and up to 10% of the daily trading volume or (b) at prices greater than $3.00 per share with no volume restrictions. For the period beginning 18 months after the initial registration statement is declared effective, Greenview Capital and its affiliates will be allowed to sell up to 1/6 of their holdings every month at prices greater than $1.25 per share. For the period beginning 30 months after the closing, Greenview Capital will be allowed to sell shares on an unrestricted basis at prices greater than $1.75 per share. All lock-up restrictions of management and Greenview Capital will be removed after 36 months.

Market Price and Dividends on Common Equity and Related Stockholder Matters

Trading Information

Our common stock trades in the over-the-counter market and is quoted on the OTC Bulletin Board. Our current trading symbol is MHSC.OB. At the time we changed our corporate name to Juhl Wind, Inc., we requested a new ticker symbol for quotation on the OTC Bulletin Board.

Upon satisfaction of all necessary initial listing requirements, we intend to apply to list our common stock on the American Stock Exchange or the Nasdaq Capital Market. We cannot assure you that we will satisfy the initial listing requirements, or that our shares of common stock will ever be listed on a national securities exchange or Nasdaq.

Transfer Agent

The transfer agent and registrar for our common stock is Island Stock Transfer, 100 Second Avenue South, Suite 705-S, St. Petersburg, Florida 33701. We serve as our own transfer agent for the Preferred Stock and warrant agent for the Warrants.

Holders of Record

As of June 24, 2008, there were approximately 55 holders of record of our common stock.

Dividends

We have not paid any dividends on our common stock and we do not intend to pay any dividends on our common stock in the foreseeable future.

Indemnification of Directors and Officers

Our certificate of incorporation provides that no director of the company will be personally liable to the company or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

We have been advised that it is the position of the SEC that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

Item 3.02. Unregistered Sales of Equity Securities.

Exchange Transaction. On June 24, 2008, at the closing of the exchange transaction, we issued an aggregate of 15,250,000 shares of our common stock to the former stockholders of Juhl Energy and DanMar. The shares of our common stock issued to former holders of Juhl Energy and DanMar common stock in connection with the exchange transaction were exempt from registration under Section 4(2) of the Securities Act of 1933 as a sale by an issuer not involving a public offering and under Regulation D promulgated pursuant to the Securities Act of 1933. We also issued 2,250,000 shares of our common stock to Greenview Capital, LLC (and unrelated designees) at the closing of the exchange transaction in consideration for merger advisory services in connection with the transaction. These shares of common stock were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Private Placement. Concurrently with the closing of the exchange transaction, we completed a private placement to two institutional investors and two other accredited individuals of units consisting of shares of our newly-created series A convertible preferred stock, par value $.0001 per share, and detachable, five-year class A, class B and class C warrants to purchase shares of our common stock at an exercise price of $1.25 (class A), $1.50 (class B) and $1.75 (class C) per share. In total, we sold 5,160,000 shares of our series A convertible preferred stock (convertible into a like number of shares of common stock) and class A, class B and class C warrants to each purchase 2,580,000 shares of common stock, or an aggregate of 7,740,000 shares of common stock. We received gross proceeds of $5,160,000 in consideration for the sale of the units.

The units (and the securities therein) issued in the private placement were exempt from registration under Section 4(2) of the Securities Act of 1933 as a sale by an issuer not involving a public offering and under Regulation D promulgated pursuant to the Securities Act of 1933. The units (and the securities therein) were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such securities contain a legend stating the same.

Item 4.01. Changes in Registrant’s Certifying Accountant

On June 24, 2008, upon the closing of the exchange transaction, we terminated McElravey, Kinchen & Associates, P.C. (“McElravey Kinchen”), as our independent registered public accounting firm. McElravey Kinchen audited our financial statements for the fiscal year ended December 31, 2007. The reason for the replacement of McElravey Kinchen was that, following the exchange transaction, the former stockholders of Juhl Energy and DanMar own a majority of the outstanding shares of our common stock. The wind energy business of Juhl Energy and DanMar is our new business, and the current independent registered public accountants of Juhl Energy and DanMar is the firm of Boulay, Heutmaker, Zibell & Co. P.L.L.P. (“Boulay Heutmaker”). We believe that it is in our best interest to have Boulay Heutmaker continue to work with our business, and we therefore retained Boulay Heutmaker as our new independent registered public accounting firm effective as of June 24, 2008. Boulay Heutmaker is located at 7500 Flying Cloud Drive, Suite 800, Minneapolis, Minnesota 55344.

The appointment of Boulay Heutmaker was recommended and approved by our board of directors. During our two most recent fiscal years, and the subsequent interim periods, prior to June 30, 2008, we did not consult Boulay Heutmaker regarding either: (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on our company’s financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

McElravey Kinchen’s report on our financial statements for the year ended December 31, 2007 did not contain any adverse opinion or disclaimer of opinion and was not qualified as audit scope or accounting principles, however such year-end report did contain a modification paragraph that expressed substantial doubt about our ability to continue as a going concern.

During the most recent fiscal year ended December 31, 2007, (i) there were no disagreements between us and McElravey Kinchen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of McElravey Kinchen, would have caused McElravey Kinchen to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events,” as described in Item 304(a)(1)(iv) of Regulation S-B of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The decision to replace McElravey Kinchen was not the result of any disagreement between us and McElravey Kinchen on any matter of accounting principle or practice, financial statement disclosure or audit procedure. Our board of directors deemed it in our best interest to change independent auditors following the closing of the exchange transaction.

We furnished McElravey Kinchen with a copy of this current report prior to filing this report with the SEC. We also requested that McElravey Kinchen furnish a letter addressed to the SEC stating whether it agrees with the statements made in this report. A copy of McElravey Kinchen’s letter to the SEC is filed with this current report as Exhibit 16.1.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The combined financial statements of Juhl Energy and DanMar for the years ended December 31, 2007 and 2006 and for the three months ended March 31, 2008 and 2007 (unaudited) are incorporated herein by reference to Exhibits 99.1 and 99.2, respectively, to this current report.

(b) Pro Forma Financial Information.

Our unaudited pro forma condensed combined financial statements as of and for the three months ended March 31, 2008 and the year ended December 31, 2007 are incorporated herein by reference to Exhibit 99.3 to this report, and are based on the historical financial statements of our company, Juhl Energy and DanMar after giving effect to the exchange transaction. The unaudited pro forma combined condensed balance sheet as of March 31, 2008 is presented to give effect to the exchange transaction as if it occurred on March 31, 2008. The unaudited pro forma combined condensed statement of operations of Juhl Energy, DanMar and our company for the three months ended March 31, 2008 and the year ended December 31, 2007 are presented as if the combination had taken place on January 1, 2007.

In accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations,” and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements, Juhl Energy and DanMar are considered the accounting acquiror. Because Juhl Energy’s and DanMar’s owners as a group retained or received the larger portion of the voting rights in the combined entity and Juhl Energy’s and DanMar’s senior management represents a majority of the senior management of the combined entity, Juhl Energy and DanMar are considered the acquiror for accounting purposes and will account for the exchange transaction as a reverse acquisition.

Reclassifications have been made to the company’s historical financial statements to conform to Juhl Energy’s and DanMar’s historical financial statement presentation.

The unaudited pro forma combined condensed financial statements should be read in conjunction with “Management’s Discussion and Analysis” set forth under Item 2.01 of this current report, which disclosure is incorporated herein by reference, and the historical consolidated financial statements and accompanying notes of Juhl Energy, DanMar and our company. The unaudited pro forma combined condensed financial statements are not intended to represent or be indicative of our consolidated results of operations or financial condition that would have been reported had the exchange transaction been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of our company.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description

2.1
Securities Exchange Agreement, dated June 24, 2008, between MH & SC, Incorporated, and Juhl Energy Development, Inc. and DanMar and Associates, Inc., and, for certain limited purposes, their respective stockholders. (1)

3.1
Certificate of Amendment to Certificate of Incorporation amending, among other things, the name of MH & SC, Incorporated to Juhl Wind, Inc., filed June 20, 2008 and effective June 24, 2008, with the Delaware Secretary of State. (1)

3.2	Certificate of Designation of Preferences, Rights and Limitations of Series A 8% Convertible Preferred Stock of Juhl Wind, Inc. filed June 24, 2008, with the Delaware Secretary of State.

4.1	Composite form of Juhl Wind, Inc. Class A, Class B and Class C Warrant to Purchase Common Stock.

10.1	2008 Incentive Compensation Plan.

10.2	Employment Agreement, dated June 7, 2008, between Juhl Energy Development, Inc. and Daniel J. Juhl, as assigned to Juhl Wind, Inc.

10.3	Employment Agreement, dated June 7, 2008, between Juhl Energy Development, Inc. and John P. Mitola, as assigned to Juhl Wind, Inc.

10.4
Securities Purchase Agreement, dated June 24, 2008, between Juhl Wind, Inc. and each of Vision Opportunity Master Fund, Ltd., Daybreak Special Situations Master Fund, Ltd., Bruce Meyers and Imtiaz Khan

10.5	Registration Rights Agreement in connection with the private placement of units in Juhl Wind, Inc.

16.1	Letter from McElravey, Kinchen & Associates, P.C.

21.1	Subsidiaries of the Registrant.

99.1	Combined financial statements of Juhl Energy Development, Inc. and DanMar and Associates, Inc. for the years ended December 31, 2007 and 2006.

99.2	Combined financial statements of Juhl Energy Development, Inc. and DanMar and Associates, Inc. for the three months ended March 31, 2008 and 2007 (unaudited).

99.3	Unaudited pro forma condensed combined financial statements as of and for the three months ended March 31, 2008 and the year ended December 31, 2007.

99.4	Press release issued June 25, 2008, by Juhl Wind, Inc.

(1)   Incorporated herein by reference to Form 8-K, filed June 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 24, 2008	JUHL WIND, INC.

	By:	/s/ Daniel J. Juhl
Daniel J. Juhl
Chairman and Chief Executive Officer